Filed Pursuant to Rule 424(b)(3)

Registration No. 333-185661

PROSPECTUS SUPPLEMENT NO. 1

TO THE PROSPECTUS DATED DECEMBER 8, 2014

Vuzix Corporation

This Prospectus Supplement No. 1 updates, amends and supplements our Prospectus dated December 8, 2014, which was filed with the Securities and Exchange Commission on December 9, 2014 (the “Prospectus”).

We have attached to this Prospectus Supplement No. 1 the Current Report on Form 8-K as filed with the Securities and Exchange Commission on January 2, 2015. The attached information updates, amends and supplements the Prospectus.

This Prospectus Supplement No. 1 should be read in conjunction with the Prospectus. To the extent information in this Prospectus Supplement No. 1 differs from, updates or conflicts with information contained in the Prospectus, the information in this Prospectus Supplement No. 1 is the more current information.

Investing in our common stock involves a high degree of risk. You should review carefully the “Risk Factors” beginning on page 4 of the Prospectus for a discussion of certain risks that you should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is January 2, 2015.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 2, 2015

VUZIX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-53846	04-3392453
(Commission File Number)	(IRS Employer Identification No.)

2166 Brighton-Henrietta Townline Road, Rochester, New York 14623

(Address of principal executive offices)(Zipcode)

(585) 359-5900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 2, 2015 (the “Closing Date”), Vuzix Corporation (the “Company”) entered into a Series A Preferred Stock Purchase Agreement (the “Purchase Agreement”) with Intel Corporation (the "Purchaser"), whereby the Company agreed to issue and sell to the Purchaser, an aggregate of 49,626 shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), at a purchase price of $500 per share, for an aggregate purchase price of $24,813,000 (the “Offering”). Each share of Series A Preferred Stock is convertible, at the option of the Purchaser, into 100 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an initial conversion price of $5.00, subject to adjustment in the event of stock splits, dividends or other combinations.

On December 30, 2014, the Company filed the Certificate of Designation for the Series A Preferred Stock (the “Certificate of Designation”) with the secretary of state of the state of Delaware.

Each share of Series A Preferred Stock is entitled to receive dividends at a rate of 6% per annum, compounded quarterly and payable in cash or in kind, at the Company’s sole discretion. In the event of the liquidation, dissolution or winding up of the Company, each share of Series A Preferred Stock is entitled to a liquidation preference equal to one times (1x) the Purchaser’s original per share purchase price, plus a right to receive an additional liquidation distribution together with the Common Stock holders pro rata on an as converted basis, but not in excess of $1,000 per share in the aggregate (subject to adjustment for accrued but unpaid dividends and in the event of stock splits, dividends or other combinations). Each share of Series A Preferred Stock is entitled to vote with the holders of the Company’s Common Stock on matters presented to its stockholders, and is entitled to cast such number of votes equal to the whole number of shares of Common Stock into which such shares of Series A Preferred Stock are convertible. The holders of record of the Series A Preferred Stock shall be entitled to nominate and elect two (2) directors to the Company’s Board of Directors (the “Board”, and such right, the “Board Election Right”), at least one of whom shall be required to qualify as an “independent” director, as that term is used in applicable exchange listing rules. The Board Election Right with respect to the independent director shall terminate on such date as the number of shares of Series A Preferred Stock then outstanding is less than 40% of the original amount purchased by the Purchaser. The Board Election Right with respect to the second director shall terminate on such date as the number of shares of Series A Preferred Stock then outstanding is less than 20% of the original amount purchased by the Purchaser. The Company also granted the Purchaser the right to have a board observer at meetings of the Company’s Board and committees thereof.

For as long as at least 25% (or 12,406 shares) of the Series A Preferred Stock is outstanding, the Company shall not, without the consent of holders of at least 60% of the then outstanding shares of Series A Preferred Stock, take certain actions, including but not limited to: (i) liquidate, dissolve, or wind up the business and affairs of the Company; (ii) amend, alter or repeal any provision of its charter or bylaws in a manner that adversely effects the rights of the Series A Preferred Stock; (iii) create or issue any capital stock that is equal to or senior to the Series A Preferred Stock with respect to preferences; (iv) create or issue any debt security, subject to certain exceptions; (v) pay off any debt obligation prior to its stated maturity date; or (vi) enter into any stockholders rights plan or similar arrangement or take other actions that may limit actions that holders of a majority of the Series A Preferred Stock can take under Section 203 (“Section 203”) of the Delaware General Corporation Law, as well as such other customary provisions protecting the rights of the holder of the Series A Preferred Stock, as are outlined in the Certificate of Designation.

The Purchaser has the right to participate in any proposed issuance by the Company of its securities, subject to certain exceptions (the “Participation Right”). In the event the Purchaser is not afforded the opportunity to exercise its Participation Right, the Purchaser shall have the right, but not the obligation, up to two times per calendar year, to acquire additional securities from the Company in such amount as is sufficient to maintain the Purchaser’s ownership percentage in the Company, calculated immediately prior to such applicable financing, at a purchase price equal to the per share price of the Company’s securities in such applicable financing.

Additionally, the Board approved the Offering for purposes of Section 203, which prohibits transactions with interested stockholders under Delaware state law. The Board approved the exemption of the Purchaser from Section 203 with respect to any future business combinations or other transactions covered by Section 203 and, for such purposes, the Purchaser shall not be deemed an “interested stockholder”. Furthermore, the Board has waived any claims based on the corporate opportunity doctrine under Delaware state law or with respect to any duty of the Purchaser, the directors appointed pursuant to the Board Election Right or the board observer, to disclose any information regarding the Purchaser that may be of interest to the Company or permit the Company to participate in any projects or investments based on such information.

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In connection with the Offering, the Company entered an investor’s rights agreement (the “Rights Agreement”) with the Purchaser, pursuant to which the Company agreed to file a “resale” registration statement with the Securities and Exchange Commission (the “SEC”) covering all shares of Common Stock issuable upon conversion of the Series A Preferred Stock sold in the Offering on or before February 14, 2015 (the “Filing Date”).  The Company has agreed to use its best efforts to have the registration statement declared effective by May 31, 2015 (the “Effectiveness Date”).

The Company is obligated to pay to Purchaser a fee of 0.5% per month of the Purchaser’s investment, payable in cash, for every thirty (30) day period up to a maximum of 10% upon the occurrence of certain events, including (i) following the Filing Date that the registration statement has not been filed and (ii) following the Effectiveness Date that the registration statement has not been declared effective; provided, however, that the Company shall not be obligated to pay any such liquidated damages if the Company is unable to fulfill its registration obligations as a result of rules, regulations, positions or releases issued or actions taken by the SEC pursuant to its authority with respect to “Rule 415”, promulgated under the Securities Act of 1933, as amended.

In addition, the parties agreed to use their commercially reasonable efforts within the 45-day period following the Closing Date, to negotiate in good faith a collaborative development agreement pursuant to which they would collaborate with respect to certain key technologies of the Company, and the Company would grant certain rights to the Purchaser to be a lead partner in commercializing such technologies in certain markets to be agreed upon.

On January 2, 2015, the Company issued a press release regarding the Offering. A copy of the press release is attached hereto as Exhibit 99.1, which is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Exhibit 99.1 shall not be incorporated by reference into any filing under the Securities Exchange Act of 1934, as amended or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

The above descriptions of the material terms of the Purchase Agreement, the Certificate of Designation, the Rights Agreement and the other documents ancillary thereto, are qualified in their entirety by reference to the text of such Purchase Agreement, Certificate of Designation and the Rights Agreement, which are filed as Exhibits 10.1, 3.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Waivers- Notes

In connection with the Offering, each of the holders of notes issued by the Company on June 3, 2014 (the “June Notes”) agreed to irrevocably waive their rights to anti-dilution protection under Section 5(b) of the June Notes in the event the Company issues additional securities at a per share price lower than the conversion price of the June Notes (the “June Note Waiver”). The obligations of the holder of the June Notes under the June Note Waiver shall be binding on all assignees of the June Notes. Additionally, holders of the June Notes waived their rights of participation with respect to the Offering and agreed to subordinate their participation rights to the Purchaser’s Participation Right.

Waivers-Warrants

In connection with the  Offering, holders of approximately 86% of outstanding warrants issued by the Company in its public offering on July 30, 2013 and in connection with the conversion by certain holders of the Company’s outstanding debt in connection with the Company’s public offering (collectively, the “July 2013 Warrants”) agreed to irrevocably waive their rights to anti-dilution protection under Section 2(b) of the July 2013 Warrants in the event the Company issues additional securities at a per share price lower than the exercise price of the July 2013 Warrants (the “July 2013 Warrant Waiver”). The obligations of the holder of the July 2013 Warrants under the July 2013 Warrant Waiver shall be binding on all assignees of the July 2013 Warrants.

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In the event any assignee of the June Notes or the July 2013 Warrants refuse to honor the June Note Waiver or the July 2013Warrant Waiver, as the case may be, and the Company is obligated to issue additional shares to such assignees, the Purchaser will have the right to receive additional shares of Common Stock (or an adjustment to the conversion price for the Series A Preferred Stock) in order to maintain the Purchaser’s percentage of ownership in the Company on such date.

The above descriptions of the material terms of the June Note Waivers and the July 2013 Warrant Waivers, are qualified in their entirety by reference to the text of the forms of June Note Waivers and the July 2013 Warrant Waivers, which are filed as Exhibits 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated by reference herein

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference herein.

The issuance of the securities described above were completed in accordance with the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 1.01 is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Series A Preferred Stock Certificate of Designation

10.1	Series A Preferred Stock Purchase Agreement dated January 2, 2015

10.2	Investor Rights Agreement

10.3	Form of June Note Waiver

10.4	Form of July 2013 Warrant Waiver

99.1	Press Release dated January 2, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2015	VUZIX CORPORATION

	By:	/s/ Paul J. Travers
Paul J. Travers President and Chief Executive Officer

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Exhibit 3.1

Delaware

PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "VUZIX CORPORATION", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF DECEMBER, A.D. 2014, AT 5:30 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

2797044 8100

141602343

AUTHENTICATION: 1998293

DATE: 12-30-14

You may verify this certificate online
at corp.delaware.gov/authver.shtml

VUZIX CORPORATION

CERTIFICATE OF DESIGNATION

OF

SERIES A PREFERRED STOCK

____________________

Pursuant to Section 151

of the General Corporation Law of

the State of Delaware

____________________

Vuzix Corporation (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies that, pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the following resolution was adopted by its Board of Directors (the “Board of Directors”) by unanimous written consent, dated December 30, 2014.

BE IT RESOLVED, that pursuant to authority granted to the Board of Directors by the Amended and Restated Certificate of Incorporation of the Corporation to issue preferred stock in one or more classes or series and in connection with the creation of any such class or series to fix by the resolutions providing for the issuance of shares of such class or series the powers, designations, preferences and relative, participating, optional or other rights of such class or series and the qualifications, limitations or restrictions thereof, there is hereby authorized a series of preferred stock on the terms and with the provisions set forth on Annex A.

/s/ Paul J. Travers
Name: Title:	Paul J. Travers President/CEO

ANNEX A

CERTIFICATE OF DESIGNATION
OF
VUZIX CORPORATION

SERIES A PREFERRED STOCK

(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)

A.                PREFERRED STOCK

49,626 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock” with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

1.                  Dividends.

From and after the date of the issuance of any shares of Series A Preferred Stock, dividends, at the rate per annum of six percent (6%) of the Series A Original Issue Price (as defined below) compounded quarterly to the extent not paid, shall accrue on such shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock) (the “Accruing Dividends”). Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative. Accruing Dividends may be paid in cash or in kind with shares of Common Stock. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the holders of the Series A Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred Stock in an amount at least equal to the sum of (i) the amount of the aggregate Accruing Dividends then accrued on such share of Series A Preferred Stock and not previously paid and (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series A Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series A Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Series A Original Issue Price (as defined below); provided that if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series A Preferred Stock pursuant to this Section 1 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series A Preferred Stock dividend. The “Series A Original Issue Price” shall mean $500.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock.

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2.                  Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1              Preferential Payments to Holders of Series A Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to one times (1x) the Series A Original Issue Price, plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends unpaid thereon. If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.2              Distribution of Remaining Assets. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of shares of Series A Preferred Stock the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of the shares of Series A Preferred Stock and Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock pursuant to the terms of the Certificate of Incorporation immediately prior to such liquidation, dissolution or winding up of the Corporation; provided, however, that if the aggregate amount which the holders of Series A Preferred Stock are entitled to receive under Subsections 2.1 and 2.2 shall exceed $1,000.00 per share (subject to appropriate adjustment in the event of a stock split, stock dividend, combination, reclassification, or similar event affecting the Series A Preferred Stock) (the “Maximum Participation Amount”), each holder of Series A Preferred Stock shall be entitled to receive upon such liquidation, dissolution or winding up of the Corporation the greater of (i) the Maximum Participation Amount and (ii) the amount such holder would have received if all shares of Series A Preferred Stock had been converted into Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation. The aggregate amount which a holder of a share of Series A Preferred Stock is entitled to receive under Subsections 2.1 and 2.2 is hereinafter referred to as the “Series A Liquidation Amount.”

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2.3              Deemed Liquidation Events.

2.3.1        Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of at least sixty percent (60%) of the outstanding shares of Series A Preferred Stock elect otherwise by written notice sent to the Corporation at least 10 days prior to the effective date of any such event:

(a)                a merger or consolidation in which

(i)                 the Corporation is a constituent party or

(ii)               a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or

(b)               the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

2.3.2        Effecting a Deemed Liquidation Event.

(a)                The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2.

(b)               In the event of a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(ii) or 2.3.1(b), if the Corporation does not effect a dissolution of the Corporation under the Delaware General Corporation Law within ninety (90) days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Series A Preferred Stock no later than the ninetieth (90th) day after the Deemed Liquidation Event advising such holders of their right to require the redemption of such shares of Series A Preferred Stock (and the requirements to be met to secure such right) pursuant to the terms of the following clause; and (ii) if the holders of at least sixty percent (60%) of the then outstanding shares of Series A Preferred Stock so request in a written instrument delivered to the Corporation not later than one hundred twenty (120) days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), on the one hundred fiftieth (150th) day after such Deemed Liquidation Event, to redeem all outstanding shares of Series A Preferred Stock at a price per share equal to the Series A Liquidation Amount. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Series A Preferred Stock, the Corporation shall ratably redeem each holder’s shares of Series A Preferred Stock to the fullest extent of such Available Proceeds, and shall redeem the remaining shares as soon as it may lawfully do so under Delaware law governing distributions to stockholders. Prior to the distribution or redemption provided for in this Subsection 2.3.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event.

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2.3.3        Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation, including the Series A Directors.

2.3.4        Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation Event pursuant to Subsection 2.3.1(a)(i), if any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfaction of contingencies (the “Additional Consideration”), the Merger Agreement shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event; and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Subsection 2.3.4, consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.

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3.                  Voting.

3.1              General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class.

3.2              Election of Directors. The holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, shall be entitled to nominate and elect two (2) directors of the Corporation (the “Series A Directors”). At least one of the Series A Directors shall qualify as an Independent Director (as defined below). “Independent Director” means an “independent director” as that term is used in the listing rules or requirements applicable to the Corporation or, if no such rules or requirements are applicable, then the Nasdaq listing rules and requirements. Any director elected as a Series A Director may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the Series A Preferred Stock, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. If the holders of shares of Series A Preferred Stock fail to nominate and elect a sufficient number of directors to fill all directorships for which they are entitled to nominate and elect directors, voting exclusively and as a separate class, pursuant to the first sentence of this Subsection 3.2, then any directorship not so filled shall remain vacant until such time as the holders of the Series A Preferred Stock elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the Series A Preferred Stock shall constitute a quorum for the purpose of electing the Series A Directors. Except as otherwise provided in this Subsection 3.2, a vacancy in any directorship filled by the holders of the Series A Preferred Stock shall be filled only by vote or written consent in lieu of a meeting of the holders of the Series A Preferred Stock or by any remaining director or directors elected by the holders of the Series A Preferred Stock pursuant to this Subsection 3.2. Subject to the foregoing provisions of this Subsection 3.2, for so long as the holders of Series A Preferred Stock have the right as a separate class pursuant to the Certificate of Designation to nominate and elect one or more directors to the Board, the Corporation shall take all necessary actions and any and all times to cause such individuals so nominated and elected as Series A Directors to be appointed to the Board. The rights of the holders of the Series A Preferred Stock to (i) nominate and elect the Independent Director, pursuant to this Subsection 3.2 shall terminate on the first date following the Series A Original Issue Date (as defined below) on which there are issued and outstanding less than 19,850 shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization with respect to the Series A Preferred Stock) and (ii) nominate and elect the other Series A Director pursuant to this Subsection 3.2 shall terminate on the first date following the Series A Original Issue Date (as defined below) on which there are issued and outstanding less than 9,925 shares of Series A Preferred (subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization with respect to the Series A Preferred Stock).

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3.3              Series A Preferred Stock Protective Provisions. At any time when at least 12,406 shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least sixty percent (60%) of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

3.3.1        liquidate, dissolve or wind-up the business and affairs of the Corporation, or consent to any of the foregoing;

3.3.2        amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Stock;

3.3.3        create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to the Series A Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, or increase the authorized number of shares of Series A Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock unless the same ranks junior to the Series A Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption;

3.3.4        (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series A Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series A Preferred Stock in respect of any such right, preference, or privilege or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Series A Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series A Preferred Stock in respect of any such right, preference or privilege;

3.3.5        purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Series A Preferred Stock as expressly authorized herein, and (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock;

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3.3.6        create, or authorize the creation of, or issue, or authorize the issuance of any debt security, including without limitation, any debt secured by the assets of the Corporation, or permit any subsidiary to take any such action with respect to any debt security, other than real property mortgages (not in excess of $300,000 in the aggregate), equipment leases and equipment loans (not in excess of $300,000 in the aggregate), or bank lines of credit in the ordinary course of business, in each case to third parties who do not control, are not controlled by and are not under common control with any stockholder or director of the Corporation;

3.3.7        pay off any debt obligation prior to its stated maturity date;

3.3.8        enter into any stockholders rights plan or other similar arrangement or take any other actions that may limit or contribute to limits on the actions that the holder(s) of a majority of the Series A Preferred Stock can take under Section 203 of the Delaware General Corporation Law;

3.3.9        change the exculpatory or indemnification provisions in the Bylaws or Amended and Restated Certificate of Incorporation of the Corporation in existence on the Series A Original Issue Date, in a manner that adversely affects the Series A Preferred Stock, including without limitation, the Series A Directors;

3.3.10    change, alter or otherwise amend the methods for calling or holding meetings of the Board of Directors; or

3.3.11    change the primary business of the Corporation.

4.                  Optional Conversion.

The holders of the Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1              Right to Convert.

4.1.1        Conversion Ratio. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Series A Original Issue Price by the Series A Conversion Price (as defined below) in effect at the time of conversion. The “Series A Conversion Price” shall initially be equal to $5.00. Such initial Series A Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

4.1.2        Termination of Conversion Rights. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series A Preferred Stock.

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4.2              Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3              Mechanics of Conversion.

4.3.1        Notice of Conversion. In order for a holder of Series A Preferred Stock to voluntarily convert shares of Series A Preferred Stock into shares of Common Stock, such holder shall (a) provide written notice to the Corporation’s transfer agent at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) that such holder elects to convert all or any number of such holder’s shares of Series A Preferred Stock and, if applicable, any event on which such conversion is contingent and (b), if such holder’s shares are certificated, surrender the certificate or certificates for such shares of Series A Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent). Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the shares of Common Stock to be issued. If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time (i) issue and deliver to such holder of Series A Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Series A Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all unpaid dividends on the shares of Series A Preferred Stock converted.

4.3.2        Reservation of Shares. The Corporation shall at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Series A Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Series A Conversion Price.

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4.3.3        Effect of Conversion. All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2 and to receive payment of any dividends unpaid thereon. Any shares of Series A Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

4.3.4        No Further Adjustment. Upon any such conversion, appropriate adjustment to the Series A Conversion Price shall be made for any unpaid dividends on the Series A Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

4.3.5        Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4              Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the date on which the first share of Series A Preferred Stock was issued (the “Series A Original Issue Date”) effect a subdivision of the outstanding Common Stock, the Series A Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Series A Original Issue Date combine the outstanding shares of Common Stock, the Series A Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

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4.5              Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series A Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price then in effect by a fraction:

(1)               the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)               the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

4.6              Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Series A Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

4.7              Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series A Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.5 or 4.6), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series A Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series A Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A Preferred Stock. For the avoidance of doubt, nothing in this Subsection 4.7 shall be construed as preventing the holders of Series A Preferred Stock from seeking any appraisal rights to which they are otherwise entitled under the Delaware General Corporation Law in connection with a merger triggering an adjustment hereunder, nor shall this Subsection 4.7 be deemed conclusive evidence of the fair value of the shares of Series A Preferred Stock in any such appraisal proceeding.

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4.8              Adjustment with respect to Waivers from Note and Warrant Holders. The Series A Conversion Price shall be further adjusted as provided in Section 4.21 of that certain Series A Preferred Stock Purchase Agreement, dated on or about the date on which the first share of Series A Preferred Stock was issued, between the Corporation and the initial purchaser of the Series A Preferred Stock.

4.9              Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series A Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series A Preferred Stock (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series A Preferred Stock.

4.10          Notice of Record Date. In the event:

(a)                the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series A Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

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(b)               of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c)                of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series A Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series A Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series A Preferred Stock and the Common Stock. Such notice shall be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice.

5.                  Mandatory Conversion.

5.1              Trigger Events. Upon the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least sixty percent (60%) of the then outstanding shares of Series A Preferred Stock (the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), then (i) all outstanding shares of Series A Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate as calculated pursuant to Subsection 4.1.1. and (ii) such shares may not be reissued by the Corporation.

5.2              Procedural Requirements. All holders of record of shares of Series A Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Series A Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Series A Preferred Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series A Preferred Stock converted pursuant to Subsection 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2. As soon as practicable after the Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Series A Preferred Stock, the Corporation shall (a) issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and (b)pay cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any unpaid dividends on the shares of Series A Preferred Stock converted. Such converted Series A Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

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6.                  Redeemed or Otherwise Acquired Shares. Any shares of Series A Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series A Preferred Stock following redemption.

7.                  Waiver of Corporate Opportunities. The Corporation acknowledges that any Series A Director who is not an Independent Director (the “Non-Independent Series A Director”), any holder of Series A Preferred Stock, and any person designated as an observer of the Board of Directors by any holder of Series A Preferred Stock (“Board Observer”) may have, from time to time, information that may be of interest to the Corporation (“Information”), including, by way of example only, (a) the technologies, plans and services of a holder of Series A Preferred Stock, (b) current and future investments and acquisitions that a holder of Series A Preferred Stock has made, may make, may consider or may become aware of with respect to other companies and other technologies, products and services, including, without limitation, technologies, products and services that may be competitive with the Corporation’s, and (c) developments with respect to the technologies, products and services, and plans and strategies relating thereto, of other companies, including, without limitation, companies that may be competitive with the Corporation. The Corporation hereby (a) agrees that each Non-Independent Series A Director, each Board Observer and each holder of Series A Preferred Stock shall have no duty to disclose any Information to the Corporation or permit the Corporation to participate in any projects or investments based on any Information, or to otherwise take advantage of any opportunity that may be of interest to the Corporation if it were aware of such Information, (b) waives, to the fullest extent permitted by law, any claim based on the corporate opportunity doctrine or otherwise that could limit the ability of a holder of Series A Preferred Stock to pursue opportunities based on such Information or that would require any Non-Independent Series A Director, any Board Observer or any holder of Series A Preferred Stock to disclose any such Information to the Corporation or offer any opportunity relating thereto to the Corporation, and (c) renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any such opportunities.

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8.                  Waiver. Any of the rights, powers, preferences and other terms of the Series A Preferred Stock set forth herein may be waived on behalf of all holders of Series A Preferred Stock by the affirmative written consent or vote of the holders of at least sixty percent (60%) of the shares of Series A Preferred Stock then outstanding.

9.                  Notices. Any notice required or permitted by the provisions of this Certificate of Designation to be given to a holder of shares of Series A Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the Delaware General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

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Exhibit 10.1

VUZIX CORPORATION
SERIES A PREFERRED STOCK PURCHASE AGREEMENT

This Series A Preferred Stock Purchase Agreement (this “Agreement”) is dated as of January 2, 2015, between Vuzix Corporation, a Delaware corporation (the “Company”), and Intel Corporation, a Delaware corporation (the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement (the “Offering”).

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

Article I.
DEFINITIONS

1.1           Definitions. The following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.7.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of California are authorized or required by law or other governmental action to close.

“Certificate of Designation” means the Certificate of Designation of the Company, attached as Exhibit A to this Agreement, setting forth the rights, preferences and privileges of the Series A Preferred Stock.

“Closing” shall have the meaning ascribed to such term in Section 2.2(a).

“Closing Date” means the date on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchaser’s obligations to pay the Subscription Amount at such Closing and (ii) the Company’s obligations to deliver the Securities to be issued and sold at such Closing, in each case, have been satisfied or waived.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Floor, New York, NY 10006, Attn: Greg Sichenzia, Esq., facsimile: (212) 930-9725.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(r).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) with the prior written consent of the Purchaser, securities of the Company as full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity or in connection with strategic license agreements or other partnering arrangements so long as such issuances are not primarily for the purpose of raising capital, (b) shares of Common Stock and options to officers, directors, employees or service providers of the Company, prior to and after the Closing Date up to the amounts and on the terms set forth on Schedule 4.15, (c) securities issuable pursuant to this Agreement, including without limitation, Section 4.15 and 4.16 hereof, or upon conversion of such securities (subject to adjustment for forward and reverse stock splits and similar events that occur after the date hereof) and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities and any term thereof have not been amended since the date of this Agreement to increase the number of such securities or to decrease the issue price, exercise price, exchange price or conversion price of such securities and which securities and the principal terms thereof are set forth on Schedule 3.1(g), or described in the SEC Reports filed not later than ten (10) days before the Closing Date and (d) issuances set forth on Schedule 4.15.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Form 8-K” shall have the meaning ascribed to such term in Section 4.6.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

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“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(z).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Listing Default” shall have the meaning ascribed to such term in Section 4.10.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(gg).

“OFAC” shall have the meaning ascribed to such term in Section 3.1(ii).

“Participation Maximum” shall have the meaning ascribed to such term in Section 4.15(a).

“Permitted Indebtedness” means: (v) secured or unsecured equipment loans not in excess of $300,000 in the aggregate, (w) standard operating loans or accounts receivable factoring from a bank or financial institution licensed in the United States regularly engaged in the business of extending such loans, secured with a lien on the Company’s accounts receivable and/or inventory in connection with which such credit facility was provided which shall be senior to the lien on the accounts receivable and the inventory and junior on all other assets, (x) any liabilities for borrowed money or amounts owed not in excess of $300,000 in the aggregate (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto) not affecting more than $300,000 in the aggregate, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments not in excess of $300,000 due under leases required to be capitalized in accordance with GAAP.

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for Taxes that are either (i) not yet due or (ii) being contested in good faith and by appropriate proceedings for which adequate reserves have been established in the financial statements included in the SEC Reports in accordance with GAAP, (b) Liens imposed by law which were incurred in the ordinary course of the business of the Company or any of its Subsidiaries, such as suppliers’, vendors’, carriers’, warehousemen’s and mechanics’ Liens, statutory workmen’s, repairmen’s and landlords’ Liens, and other similar Liens arising in the ordinary course of the business of the Company or any of its Subsidiaries, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien, (c) Liens incurred prior to the Closing Date in connection with Permitted Indebtedness as described on Schedule 3.1(n), (d) Liens incurred in connection with Permitted Indebtedness, provided that such Liens are not secured by assets of the Company or its Subsidiaries other than the assets so acquired or leased, (e) non-exclusive licenses granted by the Company in respect of its intellectual property granted in the ordinary course of business in connection with the sale of the Company’s products pursuant to the Company’s standard terms provided in Schedule 3.1(o), (f) Liens disclosed on Schedule 3.1(n) to this Agreement and (g) the Lien on accounts receivable and inventory in favor a bank or financial institution listed in clause (w) of the definition of Permitted Indebtedness.

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“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pre-Notice” shall have the meaning ascribed to such term in Section 4.15.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.3(b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.3(b).

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.9.

“Recognized Stock Exchange” means New York Stock Exchange, National Association of Securities Dealers Automated Quotation System (“NASDAQ”), the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board.

“Registration Statement” means a registration statement meeting the requirements set forth in the Rights Agreement and covering the resale of the Underlying Shares by the Purchaser as provided for in the Rights Agreement.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Consents” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon conversion in full of all shares of Series A Preferred Stock.

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“Rights Agreement” means the Investor’s Rights Agreement, dated the date hereof, among the Company and the Purchaser, in the form of Exhibit B attached hereto.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Series A Preferred Stock of the Company, par value $0.001 per share, and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Preferred Stock” means the Series A Preferred Stock of the Company, par value $0.001 per share.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subscription Amount” means $24,813,000.

“Subsequent Financing” shall have the meaning ascribed to such term in Section 4.15.

“Subsequent Financing Notice” shall have the meaning ascribed to such term in Section 4.15.

“Subsidiary” means with respect to any entity at any date, any direct or indirect corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which (A) more than 30% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity, or (B) is under the actual control of the Company.

“Tax” and “Taxes” shall have the meanings ascribed to such term in Section 3.1(aa).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board, the OTCQB, or the OTCQX (or any successors to any of the foregoing).

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“Transaction Documents” means this Agreement, the Certificate of Designation, the Rights Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Computershare Trust Company, N.A., and any successor transfer agent of the Company.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion of the Series A Preferred Stock and any other shares of Common Stock issued or issuable to the Purchaser in connection with or pursuant to the Securities or Transaction Documents.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported on the OTCQX, OTCQB or OTC Pink Marketplace maintained by the OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the volume weighted average price of the Common Stock on the first such facility (or a similar organization or agency succeeding to its functions of reporting prices), or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchaser and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Article II.
PURCHASE AND SALE OF SERIES A PREFERRED STOCK

2.1          Sale and Issuance of Series A Preferred Stock.

(a)          The Company has adopted and has filed with the Secretary of State of the State of Delaware the Certificate of Designation, and the Certificate of Designation is in full force and effect.

(b)          Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing and the Company agrees to sell and issue to the Purchaser at the Closing 49,626 shares of Series A Preferred Stock at a purchase price of $500.00 per share.

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2.2          Deliveries.

(a)          The purchase and sale of the Securities shall take place remotely via the exchange of documents and signatures, at 10:00 a.m., on January 2, 2015, or at such other time and place as the Company and the Purchaser mutually agree, orally or in writing (which time and place are designated as the “Closing”).

(b)          At the Closing, the Company shall deliver or cause to be delivered, to the Purchaser the following:

(i)          a certificate representing the Securities being purchased by the Purchaser against payment of the purchase price therefor by wire transfer to a bank account designated by the Company;

(ii)         this Agreement duly executed by the Company;

(iii)        a legal opinion of Company Counsel, substantially in the form of Exhibit C attached hereto;

(iv)        the Rights Agreement duly executed by the Company;

(v)         a copy of the Certificate of Designation as filed with the Secretary of State of the State of Delaware;

(vi)        a certificate of the secretary of the Company, in a form reasonably satisfactory to the Purchaser, dated the Closing Date, certifying on behalf of the Company (i) the Certificate of Incorporation of the Company and the Certificate of Designation, (ii) the Bylaws of the Company and (iii) resolutions of the Board of Directors of the Company approving this Agreement, the Certificate of Designation, the Rights Agreement and the transactions contemplated hereunder and thereunder;

(vii)       a certificate of an executive officer of the Company, in a form reasonably satisfactory to the Purchaser, dated the Closing Date certifying on behalf of the Company the matters set forth in Sections 2.3(b)(i) and 2.3(b)(ii); and

(viii)      the Required Consents.

(c)          At the Closing, the Purchaser shall deliver, or cause to be delivered, to the Company the following:

(i)          this Agreement duly executed by the Purchaser;

(ii)         the Rights Agreement duly executed by the Purchaser;

(iii)        a certificate of an officer of the Purchaser, in a form reasonably satisfactory to the Company, dated the Closing Date certifying on behalf of the Purchaser the matters set forth in Sections 2.3(a)(i); and

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(iv)        the Subscription Amount by wire transfer to an account designated in writing by the Company at least three business days prior to the Closing Date.

2.3          Closing Conditions.

(a)          The obligations of the Company hereunder to effect the Closing, unless waived by the Company, are subject to the following conditions being met:

(i)          the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)         all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii)        the delivery by the Purchaser of the items set forth in Section 2.2(c) of this Agreement.

(b)          The respective obligations of the Purchaser hereunder to effect the Closing, unless waived by the Purchaser, are subject to the following conditions being met:

(i)          the accuracy in all material respects (determined without regard to any materiality, Material Adverse Effect or other similar qualifiers therein) on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)         all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)        the delivery by the Company of the items set forth in Section 2.2(b) of this Agreement;

(iv)        there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v)         from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.

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Article III.
REPRESENTATIONS AND WARRANTIES

3.1          Representations and Warranties of the Company. Except as set forth in the SEC Reports or the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation made herein only to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to the Purchaser:

(a)          Subsidiaries. All of the direct and indirect subsidiaries of the Company and the Company’s ownership interests therein are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, other than Permitted Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)          Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and, no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)          Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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(d)          No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) subject to Required Approvals, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)          Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.6 of this Agreement, (ii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Underlying Shares for trading thereon in the time and manner required thereby, (iii) the waivers and consents from the Persons set forth on Schedule 3.1(e) (the “Required Consents”), each of has been obtained by the Company prior to the date of this Agreement, and (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f)          Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum on the date hereof.

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(g)          Capitalization. The capitalization of the Company is as set forth in Schedule 3.1(g). Except as set forth on Schedule 3.1(g), the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act. Except as set forth on Schedule 3.1(g), no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as disclosed on Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or any material contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. Except as set forth on Schedule 3.1(g), the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h)          SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

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(i)          Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof or on Schedule 3.1(i): (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission and (C) transaction expenses incurred in connection with the Transaction Documents, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate except as set forth on Schedule 3.1(g) pursuant to existing Company stock option plans which issuances prior to the date of this Agreement are described on Schedule 3.1(g). The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.1(i), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least two Trading Days prior to the date that this representation is made.

(j)          Litigation. Except as set forth on Schedule 3.1(j), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Except as set forth in Schedule 3.1(j), since December 31, 2013, neither the Company nor any Subsidiary, nor, to the Company’s knowledge, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

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(k)          Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, which could reasonably be expected to result in a Material Adverse Effect and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all applicable U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)          Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to Taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m)          Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n)          Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property (if any) owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens, except for Permitted Liens, as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, and (iii) Permitted Liens. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance, except where the non-compliance would not reasonably be expected to result in a Material Adverse Effect.

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(o)          Intellectual Property.

(i)          The term “Intellectual Property Rights” includes:

(1)         the name of the Company and each Subsidiary, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications of the Company and each Subsidiary (collectively, “Marks”);

(2)         all patents, patent applications, and inventions and discoveries that may be patentable of the Company and each Subsidiary including without limitation, any such rights that are or that are purported to be owned or exclusively licensed by the Company or any of its Subsidiaries (collectively, “Patents”);

(3)         all copyrights in both published works and published works of the Company and each Subsidiary (collectively, “Copyrights”);

(4)         all rights in mask works of the Company and each Subsidiary (collectively, “Rights in Mask Works”); and

(5)         all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, “Trade Secrets”); owned, used, or licensed by the Company and each Subsidiary as licensee or licensor.

(ii)         Agreements. There are no outstanding and, to Company’s knowledge, no threatened disputes or disagreements with respect to any agreements relating to any Intellectual Property Rights to which the Company is a party or by which the Company is bound.

(iii)        Intellectual Property Rights Necessary for the Business. The Intellectual Property Rights are all those necessary for the operation of the Company’s businesses as it is currently conducted or as currently planned by the Company to be conducted, pursuant to the Company’s written plans shared with Purchaser. Except as set forth on Schedule 3.1(o), the Company is the owner of all right, title, and interest in and to each of the Intellectual Property Rights, free and clear of all liens, other than Permitted Liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use all of the Intellectual Property Rights. To the Company’s knowledge, no employee of the Company has entered into any contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Company.

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(iv)        Patents. Except as set forth on Schedule 3.1(o), (i) the Company is the sole and exclusive owner of all right, title and interest in and to each of the Patents, free and clear of all Liens, other than Permitted Liens, and other adverse claims and (ii) the Company has the sole and exclusive rights that are necessary and sufficient to enforce the Patents. All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or Taxes or actions falling due within ninety days after the Closing Date. No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To the Company’s knowledge: (1) there is no potentially interfering patent or patent application of any third party, and (2) no Patent is infringed or has been challenged or threatened in any way. To the Company’s knowledge after due inquiry, none of the products manufactured and sold, nor any process or know-how used, by the Company infringes or is alleged to infringe any patent or other proprietary right of any other Person.

(v)         Trademarks. Except as set forth on Schedule 3.1(o), the Company is the owner of all right, title, and interest in and to each of the Marks, free and clear of all Liens, other than Permitted Liens, and other adverse claims. All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or Taxes or actions falling due within ninety days after the Closing Date. No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to the Company’s knowledge, no such action is threatened with respect to any of the Marks. To the Company’s knowledge: (1) there is no potentially interfering trademark or trademark application of any third party, and (2) no Mark is infringed or has been challenged or threatened in any way. To the Company’s knowledge, none of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

(vi)        Copyrights. Except as set forth on Schedule 3.1(o), the Company is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all Liens, other than Permitted Liens, and other adverse claims. All the Copyrights have been registered and are currently in compliance with formal requirements, are valid and enforceable, and are not subject to any maintenance fees or Taxes or actions falling due within ninety days after the date of the Closing. No Copyright is infringed or, to the Company’s knowledge, has been challenged or threatened in any way. To the Company’s knowledge, none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party. All works encompassed by the Copyrights have been marked with the proper copyright notice.

(vii)       Trade Secrets. With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content in all material respects to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual. The Company has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets. The Company has good title and an absolute right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to the Company’s knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other the Company) or to the detriment of the Company or in any manner that otherwise compromises the secrecy and confidentiality thereof. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

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(p)          Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q)          Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $100,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company except as disclosed on Schedule 3.1(g).

(r)          Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date except as disclosed in the Company’s SEC Reports. Except as described in the SEC Reports, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

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(s)          Certain Fees. Except as set forth on Schedule 3.1(s), no brokerage, finder’s fees, commissions or due diligence fees are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchaser shall have no obligation with respect to any such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(s) that may be due in connection with the transactions contemplated by the Transaction Documents.

(t)           Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(u)          Registration Rights. No Person, other than the Purchaser and the Persons listed on Schedule 3.1(u), has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(v)          Reporting Company/Shell Company. The Company is a publicly-held company subject to reporting obligations pursuant to Sections 12(g) and 13 of the Exchange Act. Pursuant to the provisions of the Exchange Act, except as set forth on Schedule 3.1(v), the Company has timely filed all reports and other materials required to be filed by the Company thereunder with the SEC during the preceding twelve months. As of the Closing Date, the Company is not a “shell company”, nor a former “shell company” as those terms are employed in Rule 144 under the Securities Act. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be in compliance with all such listing and maintenance requirements.

(w)         Application of Takeover Protections. The Company and the Board of Directors has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation (including without limitation, Section 203 of the Delaware General Corporation Law) that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities, the Purchaser’s ownership of the Securities and any acquisition in the future by Purchaser of the Company or of additional securities of the Company.

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(x)          Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Purchaser or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchaser will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, when taken together as a whole, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that the Purchaser makes no and has made no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(y)          No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of: (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(z)          Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, and the Company’s good faith estimate of the fair market value of its assets, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Schedule 3.1(z) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $300,000 in the aggregate (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $300,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

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(aa)        Tax Matters. The Company and each of its Subsidiaries (i) has filed or caused to be filed all income and other material Tax Returns required to be filed by it, and all such Tax Returns are true, correct and complete in all material respects, (ii) has paid all Taxes that have become due and payable, other than Taxes the nonpayment of which, individually or in the aggregate, are not material, (iii) has established on the financial statements included in the SEC Reports adequate reserves in accordance with GAAP for all Taxes accrued through the dates of such financial statements, (iv) has set aside on its books provision reasonably adequate for the payment of all material Taxes not yet due, and (v) has no material liability for Taxes other than non-delinquent Taxes incurred in the ordinary course of business consistent with amounts incurred and paid in the most recent comparable period (adjusted solely for ordinary course changes in the business of the Company and its Subsidiaries). With respect to the Company and each of its Subsidiaries, there are no (A) proposed, threatened or actual assessments, audits, examinations or disputes as to Taxes that have not been finally resolved with all amounts owing with respect thereto either fully paid or accrued in the financial statements included in the SEC Reports, (B) adjustments under Section 481 of the Code or any similar adjustments, or (C) waivers or extensions of the statute of limitations with respect to Taxes. The Company does not know of any basis for the assertion by a taxing authority of a material Tax deficiency against the Company or any Subsidiary. Neither the Company nor any Subsidiary (nor any predecessor thereof) has been a “distributing corporation” or a “controlled corporation” in connection with a distribution governed or intended to be governed by Section 355 of the Code. Neither the Company nor any Subsidiary (nor any predecessor thereof) has been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, or a member of a combined, consolidated or unitary group for state, local or foreign Tax purposes, other than an affiliated group the common parent of which is the Company. The Company and its Subsidiaries are in compliance in all material respects with each Tax holiday, Tax rate reduction or other agreement with a Taxing authority with respect to Taxes. For purposes hereof, “Tax” (including “Taxes”) means (A) all federal, state, local, foreign and other taxes (including but not limited to withholding taxes) and other governmental assessments, fees, duties or charges of any kind or nature whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any liability for payment of amounts described in clause (A) whether as a result of transferee or successor liability, joint and several liability for being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise by operation of law and (C) any liability for the payment of amounts described in clause (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to pay or indemnify any other person; and “Tax Return” means any return, declaration, report, statement, information statement and other document required to be filed with respect to Taxes, including any claims for refunds of Taxes and any amendments or supplements of any of the foregoing.

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(bb)       Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

(cc)        Accountants. The Company’s accounting firm is set forth on Schedule 3.1(cc) of the Disclosure Schedules. To the knowledge and belief of the Company, such accounting firm: (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending December 31, 2014.

(dd)       Acknowledgment Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company that: (i) the Purchaser has not been asked by the Company to agree, nor has the Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by the Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, and (iii) the Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) the Purchaser may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Underlying Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents, provided that such activities do not breach the Purchaser’s representations made in Section 3.2 of this Agreement. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

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(ee)        Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) except as set forth on Schedule 3.1(ee), paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(ff)         Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(gg)        Stock Option Plans. Each stock option granted by the Company under the stock option plan was granted (i) in accordance with the terms of such stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under any stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(hh)        Office of Foreign Assets Control; International Traffic In Arms Regulations. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”). None of the technical data, software, products or services that comprise the Company’s products, Intellectual Property Rights or services is directly related to defense articles, technical data or defense services (as each term is defined in the International Traffic In Arms Regulations 22 CFR Part §120).

(ii)          Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(jj)          No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchaser.

(kk)        Indebtedness and Seniority. As of the date hereof, all Indebtedness and Liens are as set forth on Schedule 3.1(kk).

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(ll)          Listing and Maintenance Requirements. The Common Stock is quoted on the OTCBB under the symbol VUZI. Except as set forth on Schedule 3.1(ll), the Company has not, in the twenty-four (24) months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.

(mm)      Survival. The foregoing representations and warranties shall survive the Closing Date.

3.2          Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

(a)          Organization; Authority. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware with full right, corporate power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)          Understandings or Arrangements. The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Purchaser’s right to sell the Securities pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws). The Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

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(c)          Purchaser Status. At the time the Purchaser was offered the Securities, it was, and as of the date hereof it is: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. The Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act. The Purchaser has the authority and is duly and legally qualified to purchase and own the Securities. The Purchaser is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The Purchaser has had no position, office or other material relationship within the past three years with the Company or Persons (as defined below) known to the Purchaser to be affiliates of the Company, and is not a member of the Financial Industry Regulatory Authority or an “associated person” (as such term is defined under the FINRA Membership and Registration Rules Section 1011).

(d)          Experience of the Purchaser. The Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)          Information on Company. The Purchaser has been furnished with or has had access to the EDGAR Website of the Commission to the Company’s filings made with the Commission during the period from the date that is two years preceding the date hereof through the tenth business day preceding the Closing Date in which the Purchaser purchases Securities hereunder, including the Company’s Annual Report on Form 10-K filed with the Commission on April 9, 2014 together with the Closing Form 8-K (hereinafter referred to collectively as the “Reports”). The Purchaser is not deemed to have any knowledge of any information not included in the Reports. In addition, the Purchaser considered all factors the Purchaser deems material in deciding on the advisability of investing in the Securities. The Purchaser was afforded (i) the opportunity to ask such questions as the Purchaser deemed necessary of, and to receive answers from, representatives of the Company concerning the merits and risks of acquiring the Securities; (ii) the right of access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable the Purchaser to evaluate the Securities; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to acquiring the Securities.

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(f)           Compliance with Securities Act; Reliance on Exemptions. The Purchaser understands and agrees that (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) Purchaser shall have delivered to the Company (if requested by the Company) an opinion of counsel to Purchaser, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) Purchaser provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Commission promulgated thereunder; and (iii) except as contemplated by the Rights Agreement, neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Purchaser understands and agrees that the Securities are being offered and sold to the Purchaser in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and regulations and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

(g)          Communication of Offer. The Purchaser is not purchasing the Securities as a result of any “general solicitation” or “general advertising,” as such terms are defined in Regulation D, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.

(h)          No Governmental Review. The Purchaser understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(i)           No Conflicts. The execution, delivery and performance of this Agreement and performance under the other Transaction Documents and the consummation by the Purchaser of the transactions contemplated hereby and thereby or relating hereto or thereto do not and will not (i) result in a violation of the Purchaser’s charter documents, bylaws or other organizational documents, if applicable, (ii) conflict with nor constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement to which the Purchaser is a party, nor (iii) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on the Purchaser). The Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or perform under the other Transaction Documents nor to purchase the Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

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(j)           Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing December 1, 2014 and ending immediately prior to the execution hereof. Notwithstanding the foregoing, the Purchaser has separate portfolio managers who manage separate portions of the Purchaser’s investment assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Purchaser’s investment assets; accordingly, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

(k)          Survival. The foregoing representations and warranties shall survive the Closing Date.

The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

Article IV.
OTHER AGREEMENTS OF THE PARTIES

4.1          Transfer Restrictions.

(a)          The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company, at the Company’s expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement, and the Rights Agreement and shall have the rights and obligations of the Purchaser under this Agreement and the Rights Agreement.

(b)          The Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

“[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

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The Company acknowledges and agrees that the Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Rights Agreement and, if required under the terms of such arrangement, such Purchaser may transfer, pledge or secure Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

(c)          Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) following any sale of such Underlying Shares pursuant to Rule 144, (ii) if such Underlying Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Legend Removal Date if required by the Transfer Agent to effect the removal of the legend hereunder upon the occurrence of the sale of the Underlying Shares. If all or any shares of the Series A Preferred Stock are converted at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information and any other limitations or requirements set forth in Rule 144, including, without limitation, volume or manner of sale restrictions, or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission), then such Underlying Shares shall be reissued without the legends. The Company agrees that following the Legend Removal Date or such time as such legend is no longer required under this Section 4.1(c), it will, no later than seven Trading Days following the delivery by the Purchaser to the Company or the Transfer Agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend, together with any reasonable certifications requested by the Company, the Company’s counsel or the Transfer Agent (such seventh Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to the Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4. Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by the Purchaser.

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(d)          In addition to the Purchaser’s other available remedies, the Company shall pay to the Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the higher of the actual purchase price or VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per Trading Day for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend (the “Unlegended Shares”). Nothing herein shall limit the Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and the Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(e)          In lieu of delivering physical certificates representing the Unlegended Shares, upon request of the Purchaser, so long as the certificates therefor do not bear a legend and the Purchaser is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Purchaser’s prime broker with the Depository Trust Company through its Deposit Withdrawal At Custodian system, provided that the Company’s Common Stock is DTC eligible and the Company’s transfer agent participates in the Deposit Withdrawal at Custodian system. Such delivery must be made on or before the Legend Removal Date.

(f)           In the event the Purchaser shall request delivery of Unlegended Shares as described in this Section 4.1 and the Company is required to deliver such Unlegended Shares, the Company may not refuse to deliver Unlegended Shares based on any claim that such Purchaser or anyone associated or affiliated with such Purchaser has not complied with Purchaser’s obligations under the Transaction Documents, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Unlegended Shares shall have been sought and obtained by the Company and the Company has posted a surety bond for the benefit of such Purchaser in the amount of the greater of (i) 120% of the amount of the aggregate purchase price of the Underlying Shares to be subject to the injunction or temporary restraining order, or (ii) the VWAP of the Common Stock on the trading day before the issue date of the injunction multiplied by the number of Unlegended Shares to be subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Purchaser to the extent Purchaser obtains judgment in Purchaser’s favor.

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(g)          In addition to any other rights available to Purchaser, if the Company fails to deliver to the Purchaser Unlegended Shares as required pursuant to this Agreement and after the Legend Removal Date the Purchaser, or a broker on the Purchaser’s behalf, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of the shares of Common Stock which the Purchaser was entitled to receive in unlegended form from the Company (a “Buy-In”), then the Company shall promptly pay in cash to the Purchaser (in addition to any remedies available to or elected by the Purchaser) the amount, if any, by which (A) the Purchaser’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate purchase price of the shares of Common Stock delivered to the Company for reissuance as Unlegended Shares together with interest thereon at a rate of 15% per annum accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if the Purchaser purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of purchase price of shares of Common Stock delivered to the Company for reissuance as Unlegended Shares, the Company shall be required to pay the Purchaser $1,000, plus interest, if any. The Purchaser shall provide the Company written notice indicating the amounts payable to the Purchaser in respect of the Buy-In.

(h)          The Purchaser agrees with the Company that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

4.2          [Reserved.]

4.3          Furnishing of Information; Public Information.

(a)          For the shorter of (i) three years after the Closing Date or (ii) until the time that the Purchaser no longer owns Securities, the Company covenants to file all periodic reports with the Commission pursuant to Section 15(d) of the Exchange Act or alternatively, if registered under Section 12(b) or 12(g) of the 1934 Act, maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b)          At any time commencing on the Closing Date and ending at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”) then, in addition to the Purchaser’s other available remedies, the Company shall pay to the Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to one-half percent (0.5%) of the aggregate Subscription Amount of the Securities held by the Purchaser on the day of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Purchaser to transfer the Underlying Shares pursuant to Rule 144. The payments to which the Purchaser shall be entitled pursuant to this Section 4.3(b) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit the Purchaser’s right to pursue actual damages for the Public Information Failure, and the Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

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4.4          Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.5          Conversion and Exercise Procedures. No additional legal opinion, other information or instructions shall be required of the Purchaser to convert its shares of Series A Preferred Stock into Underlying Shares other than reasonable information (which may include a legal opinion) requested by the Transfer Agent or required by applicable law. The Company shall honor conversions of the Series A Preferred Stock and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6          Securities Laws Disclosure; Publicity. The Company shall, by 9:00 a.m. (New York City time) on the second Trading Day immediately following the Closing Date, issue a press release disclosing the material terms of the transactions contemplated hereby, and shall file a Current Report on Form 8-K including the Transaction Documents as exhibits thereto within one Business Day of the date hereof (“Form 8-K”). A form of the Form 8-K is annexed hereto as Exhibit D. Such Exhibit D will be identical to the Form 8-K which will be filed with the Commission except for the omission of signatures thereto by the Company and auditors providing the financial statements. From and after the issuance of such press release and filing of the Form 8-K, the Company represents to the Purchaser that it shall have publicly disclosed all material, non-public information delivered to the Purchaser by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents.

4.7          Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or in any other manner.

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4.8          Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for general corporate purposes and to accelerate the Company’s on-going development of its technology and shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices or Permitted Indebtedness when and as it comes due without acceleration or prepayment), (b) for the redemption of any Common Stock or Common Stock Equivalents, (c) for the settlement of any outstanding litigation or (d) in violation of FCPA or OFAC regulations.

4.9          Indemnification of the Purchaser. Subject to the provisions of this Section 4.9, the Company will indemnify and hold the Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses (including diminution in value of any Purchaser Party’s rights or property (including the Securities), liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any the Purchaser Party may suffer or incur as a result of or relating to (a) any breach or inaccuracy of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of the Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of the Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings the Purchaser Party may have with any such stockholder or any violations by the Purchaser Party of state or federal securities laws or any conduct by the Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, the Purchaser Party shall promptly notify the Company in writing, and except to the extent such action relates to Taxes of any Purchaser Party, the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of the Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by the Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of its representations, warranties or covenants under the Transaction Documents. The indemnification required by this Section 4.9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law. The Company and the Purchaser agree to treat any indemnity payment made pursuant to this Section 4.9 as an adjustment to the price paid by the Purchaser to acquire the Securities in the Offering.

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4.10        Reservation and Listing of Securities.

(a)          The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents, but not less than the Required Minimum.

(b)          If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date (such date, the “Authorized Share Failure”), then the Company shall promptly take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve and have available the Required Minimum as of such date. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders or conduct a consent solicitation for the approval of an increase in the number of authorized shares of Common Stock to have available the Required Minimum.

(c)          The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter, (iii) provide to the Purchaser evidence of such listing or quotation and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market. The Company will then take all action necessary to continue the listing or quotation and trading of its Common Stock on a Trading Market until at least three years after the Closing Date, and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market at least until the shorter of (i) such time as the Purchaser no longer holds the Securities or (ii) three years after the Closing Date. In the event the aforedescribed listing is not continuously maintained for three years after the Closing Date (a “Listing Default”), then in addition to any other rights the Purchaser may have hereunder or under applicable law, on the first day of a Listing Default and on each monthly anniversary of each such Listing Default date (if the applicable Listing Default shall not have been cured by such date) until the applicable Listing Default is cured, the Company shall pay to the Purchaser an amount in cash, as partial liquidated damages and not as a penalty, equal to 2% of the aggregate Subscription Amount held by the Purchaser on the day of a Listing Default and on every thirtieth day (pro-rated for periods less than thirty days) thereafter until the date such Listing Default is cured. If the Company fails to pay any liquidated damages pursuant to this Section in a timely manner, the Company will pay interest thereon at a rate of 1.5% per month (pro-rated for partial months) to the Purchaser.

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4.11        Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Purchaser.

4.12        Derivative Liabilities. Provided the Company has successfully uplisted to a Recognized Stock Exchange (“Uplisting”) and eliminated from its balance sheet all derivative liabilities, then, for a period of six months following the Uplisting, except in connection with an Exempt Issuance, the Company undertakes that it will not enter into any transaction which could result in the Company recognizing a derivative liability.

4.13        Capital Changes. Until the one year anniversary of the Closing Date, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without 10 days prior written notice to the Purchaser, unless such reverse split is made in conjunction with the listing of the Common Stock on a national securities exchange.

4.14        Certain Transactions and Confidentiality. The Purchaser covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release or Form 8-K as described in Section 4.6.

4.15        Participation in Future Financings.

(a)          From the date hereof, upon any proposed issuance by the Company or any of its Subsidiaries of Common Stock, or Common Stock Equivalents for cash consideration, Indebtedness or a combination thereof, other than (i) a rights offering to all holders of Common Stock and Series A Preferred Stock (which may include extending such rights to holders of Common Stock Equivalents) or (ii) an Exempt Issuance (a “Subsequent Financing”), the Purchaser shall have the right to participate in such Subsequent Financing up to its pro rata amount, calculated as its percentage equity ownership of the Company’s outstanding equity (assuming the conversion of all outstanding Series A Preferred Stock into shares of Common Stock) (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing, unless the Subsequent Financing is an underwritten public offering (an “Underwritten Subsequent Financing”), in which case the Company shall offer the Purchaser the right to participate in such public offering when it is lawful for the Company to do so, but the Purchaser shall not be entitled to purchase any particular amount of such public offering.

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(b)         At least ten (10) Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to the Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask the Purchaser if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of the Purchaser, and only upon a request by the Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver a Subsequent Financing Notice to the Purchaser. The requesting Purchaser shall be deemed to have acknowledged that the Subsequent Financing Notice may contain material non-public information. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(c)          If the Purchaser wishes to participate in such Subsequent Financing it must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after the Purchaser has received the Subsequent Financing Notice that the Purchaser is willing to participate in the Subsequent Financing, the amount of the Purchaser’s participation, and representing and warranting that the Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from the Purchaser as of such fifth (5th) Trading Day, the Purchaser shall be deemed to have notified the Company that it does not elect to participate and the Company may effect the Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

(d)          If by 5:30 p.m. (New York City time) on the fifth (5th ) Trading Day after the Purchaser has received the Subsequent Financing Notice, the Company has received written notification by the Purchaser of its willingness to participate in the Subsequent Financing (or to cause its designees to participate), then the Company shall effect the Subsequent Financing with the Purchaser (in the amount indicated in its notification up to the Participation Maximum) and, with respect to the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

(e)          The Company must provide the Purchaser with a second Subsequent Financing Notice, and the Purchaser will again have the right of participation set forth above in this Section 4.15, if the Subsequent Financing subject to the initial Subsequent Financing Notice is amended in any material respect or is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty (30) Trading Days after the date of the initial Subsequent Financing Notice.

(f)          Notwithstanding anything to the contrary in this Section 4.15 and unless otherwise agreed to by the Purchaser, the Company shall either confirm in writing to the Purchaser that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that the Purchaser will not be in possession of any material, non-public information, by the tenth (10th) Business Day following delivery of the Subsequent Financing Notice. If by such tenth (10th) Business Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by the Purchaser, such transaction shall be deemed to have been abandoned and the Purchaser shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

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4.16        Catch-Up Option.

(a)          With respect to each Exempt Issuance or Underwritten Subsequent Financing in which the Purchaser was not afforded the opportunity to participate pursuant to Section 4.15, the Purchaser shall be afforded by the Company the right and opportunity, but not the obligation, and in no event (except as provided in Section 4.16(e)), not more than two opportunities per calendar year to acquire additional securities from the Company (the “Catch-Up Option”) in such amount sufficient to maintain the Purchaser’s ownership percentage of the Company, calculated as its percentage equity ownership of the Company’s outstanding equity (assuming the conversion of all outstanding Series A Preferred Stock into shares of Common Stock), equal to the ownership percentage that the Purchaser had immediately prior to such applicable financing (the “Ownership Threshold”). If there is more than one such Exempt Issuance and/or Underwritten Subsequent Financing during the applicable period, then the calculations of the number of shares and the price of such shares pursuant to this Section 4.16 shall be made with respect each such financing.

(b)          The price per share and type of security to be sold pursuant to the Catch-Up Option shall be equal to the price per share and type as was sold or issued in the earlier applicable financing that reduced the Purchaser’s percentage ownership below the Ownership Threshold; provided however, that if such effective price per share of Common Stock in the applicable financing is lower than the then current market value of the Company’s Common Stock as of the date of the issuance to the Purchaser (“Current FMV”) and if the Company is subject to any requirements relating to the listing of its Common Stock pursuant to the Exchange Act or a Trading Market that would prohibit the Company from selling securities to the Purchaser at a price per share below the Current FMV, then the price per share to be used in connection with the Catch-Up Option shall be the Current FMV.

(c)          The Company shall deliver to the Purchaser as soon as reasonably practicable, but in any event within forty-five (45) days after the end of each second and fourth fiscal quarter, a schedule (the “Schedule”) setting forth the number and type of securities issued in each Exempt Issuance or Underwritten Subsequent Financing in which the Purchaser was not afforded the opportunity to participate during the prior two fiscal quarters, as well as the amount of securities necessary for the Purchaser to maintain its Ownership Threshold pursuant to this Section 4.16. By written notification received by the Company within twenty (20) days after receipt of the Schedule, the Purchaser may elect to exercise the Catch-Up Option and purchase the applicable securities from the Company.

(d)          The Purchaser may elect to forgo, in whole or in part, the purchase of securities pursuant to the Catch-Up Option in any six (6) month period without forgoing its right to purchase securities at a subsequent date, and such election to forgo such purchase, in whole or in part, shall in no way impact the rights and obligations of the parties pursuant to this Section.

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(e)          If at any time a Deemed Liquidation Event, as defined in the Certificate of Designation, or other liquidation event is contemplated, and the Purchaser’s ownership percentage in the Company is below the Ownership Threshold as of the most recent Catch-Up Option that was made available to the Purchaser, then the Company shall immediately prior to such Deemed Liquidation Event or other liquidation event provide the Purchaser with the opportunity to purchase securities pursuant to the Catch-Up Option.

(f)          The Company shall take all necessary steps and actions to ensure that the appropriate amount of Common Stock is authorized and reserved at all times to provide for the issuances pursuant to the Catch-Up Option.

4.17        Maintenance of Property. The Company shall keep all of its property, which is necessary or useful to the conduct of its business, in good working order and condition, ordinary wear and tear excepted.

4.18        Preservation of Corporate Existence. The Company shall preserve and maintain its corporate existence, rights, privileges and franchises in the jurisdiction of its incorporation, and qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its business or operations and where the failure to qualify or remain qualified might reasonably have a Material Adverse Effect upon the financial condition, business or operations of the Company taken as a whole.

4.19        Further Registration Statements. The Company will not, without the consent of the Purchaser, file with the Commission or with state regulatory authorities any registration statements, or amend any already filed registration statement to increase the amount of Common Stock registered therein, or reduce the price of which such company securities are registered therein, until the expiration of the “Exclusion Period,” which shall be defined as the 30-day period from the effectiveness of Registration Statement.

4.20        Reimbursement. If the Purchaser becomes involved in any capacity in any Proceeding by or against any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by the Purchaser to or with any current stockholder), solely as a result of the Purchaser’s acquisition of the Securities under this Agreement, the Company will reimburse the Purchaser for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchaser who is actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchaser and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchaser and any such Affiliate and any such Person. The Company also agrees that neither the Purchaser nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement.

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4.21        Waivers from Note and Warrant Holders.

(a)          For purposes of this Section 4.21:

(i)          “Company Notes” means those certain convertible notes issued by the Company to purchasers thereof pursuant to Securities Purchase Agreements, dated as of June 3, 2014;

(ii)         “Company Warrants” means those certain warrants issued by the Company pursuant to a public offering of its securities on July 30, 2013, including warrants issued to certain holders of the Company’s then outstanding debt upon conversion of such debt into equity;

(iii)        “Waived Notes” means those Company Notes covered by the Waiver and Consents given by certain holders of the Company Notes and delivered by the Company to the Purchaser in connection with the Closing under this Agreement, by which such holders waived the Anti-dilution Provisions;

(iv)        “Waived Warrants” means those Company Warrants covered by the Waiver and Consents given by certain holders of the Company Warrants and delivered by the Company to the Purchaser in connection with the Closing under this Agreement, by which such holders waived the Anti-dilution Provisions; and

(v)         “Anti-dilution Provisions” means, with respect to the Company Notes, the anti-dilution protections and other rights set forth in Section 5(b) of the Company Notes, and, with respect to the Company Warrants, the anti-dilution protections and other rights set forth in Section 2(b) of the Company Warrants.

(b)          If additional shares of Common Stock or Common Stock Equivalents are issued or deemed issued by reason of an adjustment to the conversion ratio of any Waived Warrant or Waived Note as the result of the implementation of the Anti-dilution Provisions, then in each such instance, the Company promptly shall issue to the Purchaser, for no additional consideration, a number of shares of Common Stock sufficient to maintain the Purchaser’s Ownership Threshold as of immediately prior to such issuance or deemed issuance. If, for whatever reason, the Company does not promptly issue such shares of Common Stock to the Purchaser, then the Series A Conversion Price of the Series A Preferred Stock under the Certificate of Designation shall be appropriately adjusted so as to increase the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock by an amount equal to the number of shares of Common Stock that the Company was obligated to issue to the Purchaser pursuant to the foregoing sentence, but did not so issue.

4.22        Collaborative Development Agreement.  Within the 45-day period following the Closing, the Company and the Purchaser shall use their commercially reasonable efforts to negotiate in good faith a collaborative development agreement pursuant to which: (a)  the Company and the Purchaser would collaborate with respect to the following three technologies of the Company: (i) Flat Passive Waveguides, (ii) Curved Passive Waveguides and (iii) Dynamic Waveguides (the "Specified Technologies"), and (b) the Company would grant to the Purchaser the right to be the lead partner to commercialize the Specified Technologies for a period of time to be agreed upon by the Company and the Purchaser, with the terms of such right (including the markets to be agreed upon, which shall include fashion and athletics) to be further specified in such agreement.

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Article V.
MISCELLANEOUS

5.1          Fees and Expenses. The Company shall pay the Purchaser’s expenses (whether external or internal) arising in connection with the transactions contemplated by this Agreement and the other Transaction Documents; provided, that (i) the Closing occurs, and (ii) in no event shall the Company be required to pay more than $75,000 to the Purchaser for such expenses in the aggregate. Such fee shall be paid concurrently with the Closing by means of a deduction of such amount from the Subscription Amount to be wired by the Purchaser to the Company at the Closing. Other than the foregoing, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same day processing of any instruction letter delivered by the Company and any conversion or exercise notice delivered by the Purchaser), stamp taxes and other Taxes levied in connection with the delivery of any Securities to the Purchaser.

5.2          Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3          Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Vuzix Corporation, 2166 Brighton Henrietta Townline Road, Rochester, NY 14623, Attn: Paul J. Travers, President and Chief Executive Officer, facsimile: 585-359-4172, with a copy by fax only to (which shall not constitute notice): Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Floor, New York, NY 10006, Attn: Greg Sichenzia, Esq., facsimile: (212) 930-9725, and (ii) if to the Purchaser, to: Intel Corporation, 2200 Mission College Blvd., Santa Clara, CA 95052, Attn: Portfolio Manager RN6-46, facsimile: (408) 765-6038, with copies to: Intel Corporation, 2200 Mission College Blvd., Santa Clara, CA 95052, Attn: General Counsel, facsimile: (408) 765-1859, with an additional copy by fax or electronic mail only to (which shall not constitute notice): Gibson, Dunn & Crutcher LLP, 1881 Page Mill Road, Palo Alto, CA 94304, Attn: Gregory T. Davidson.

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5.4          Amendments; Waivers. No provision of the Transaction Documents may be waived, modified, supplemented or amended except in a written instrument signed by the Company and the Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5          Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger). Following the Closing, the Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchaser.”

5.7          No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.9.

5.8          Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any action, suit or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.9, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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5.9          Survival. The representations and warranties contained herein shall survive the Closing.

5.10        Execution. This Agreement may be executed in counterparts, each of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.11        Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.12        Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may, at any time prior to the Company’s performance of such obligations, rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.13        Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

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5.14        Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.15        Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.16        Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.17        Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.18        Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.19        Equitable Adjustment. Trading volume amounts, price/volume amounts and similar figures in the Transaction Documents shall be equitably adjusted (but without duplication) to offset the effect of stock splits, similar events and as otherwise described in this Agreement.

(Signature Page Follows)

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IN WITNESS WHEREOF, the parties hereto have caused this Series A Preferred Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

VUZIX CORPORATION

By:
Name:
Title:

INTEL CORPORATION

By:
Name:
Title:

Exhibit 10.2

VUZIX CORPORATION

SERIES A PREFERED STOCK

INVESTOR’S RIGHTS AGREEMENT

This Series A Preferred Stock Investor’s Rights Agreement (this “Agreement”) is made and entered into as of January 2, 2015, by and between Vuzix Corporation, a Delaware corporation (the “Company”) and Intel Corporation, a Delaware corporation (“Purchaser”).

This Agreement is made pursuant to the Series A Preferred Stock Purchase Agreement, dated as of the date hereof, between the Company and Purchaser (the “Purchase Agreement”).

The Company and each Purchaser hereby agrees as follows:

1.	Definitions.

Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement.

As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 7(d).

“Effectiveness Date” means, with respect to the Initial Registration Statement required to be filed hereunder, May 31, 2015, and with respect to any additional Registration Statements which may be required pursuant to Section 2(c) or Section 3(c), the 90th calendar day following the date on which an additional Registration Statement is required to be filed hereunder; provided, however, that in the event the Company is notified by the Commission that one or more of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates otherwise required above, provided, further, if such Effectiveness Date falls on a day that is not a Trading Day, then the Effectiveness Date shall be the next succeeding Trading Day.

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Exchange Act” means the Securities and Exchange Act of 1934, as amended.

“Event” shall have the meaning set forth in Section 2(d).

“Event Date” shall have the meaning set forth in Section 2(d).

“Filing Date” means (i) with respect to the Initial Registration Statement required hereunder, the earlier of February 14, 2015 and the 45th calendar day following the Closing Date, and (ii) with respect to any additional Registration Statements which may be required pursuant to Section 2(c) or Section 3(c), no later than the 5th Business Day after the earliest practical date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 6(c).

“Indemnifying Party” shall have the meaning set forth in Section 6(c).

“Initial Registration Statement” means the initial Registration Statement filed pursuant to this Agreement.

“Losses” shall have the meaning set forth in Section 6(a).

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the Commission pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means, as of any date of determination, (a) all of the shares of Common Stock then issuable upon conversion of the Series A Preferred Stock (the “Conversion Shares”), (b) all shares of Common Stock issuable as dividends or other distributions with respect to the Series A Preferred Stock (the “Dividend Shares”), and (c) all shares of Common Stock, and all shares of Common Stock then issuable upon conversion or exercise of any other securities, issued to the Holders with respect to the preemptive rights and other rights contained in the Purchase Agreement, including, but not limited to, the rights granted pursuant to Sections 4.15, 4.16 and 4.21 of the Purchase Agreement (the “Preemptive Shares”), and (d) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (x) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the Commission under the Securities Act and such Registrable Securities have been disposed of by the Holder in accordance with such effective Registration Statement, or (y) such Registrable Securities have been previously sold in accordance with Rule 144.

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“Registration Statement” means any registration statement required to be filed hereunder pursuant to Section 2(a) and any additional registration statements contemplated by Section 2(c) or Section 3(c), including (in each case) the Prospectus, amendments and supplements to any such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Guidance” means (i) any publicly-available written or oral guidance of the Commission staff, or any comments, requirements or requests of the Commission staff and (ii) the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Stockholder Questionnaire” shall have the meaning set forth in Section 3(a).

“Series A Preferred Stock” means the Series A Preferred Stock of the Company, par value $0.001 per share.

2.	Company Registration.

(a)         On or prior to each Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all of the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. Each Registration Statement filed hereunder shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith, subject to the provisions of Section 2(e)). Subject to the terms of this Agreement, the Company shall use its best efforts to cause a Registration Statement filed under this Agreement (including, without limitation, under Section 3(c)) to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than the applicable Effectiveness Date, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until all Registrable Securities covered by such Registration Statement have been sold, thereunder or pursuant to Rule 144 (the “Effectiveness Period”). The Company shall telephonically request effectiveness of a Registration Statement as of 5:00 p.m. Eastern Time on a Trading Day. The Company shall immediately notify the Holders via facsimile or by e-mail of the effectiveness of a Registration Statement on the same Trading Day that the Company telephonically confirms effectiveness with the Commission, which shall be the date requested for effectiveness of such Registration Statement. The Company shall, within the time constraints proscribed by Rule 424 of the Securities Act, file a final Prospectus with the Commission if so required by Rule 424. Failure to so notify the Holder within one (1) Trading Day of such notification of effectiveness or failure to file a final Prospectus (if required) as foresaid shall be deemed an Event under Section 2(d).

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(b)          Notwithstanding the registration obligations set forth in Section 2(a), if the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the Initial Registration Statement as required by the Commission, covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-1 or such other form available to register for resale the Registrable Securities as a secondary offering, subject to the provisions of Section 2(e); provided, however, that prior to filing such amendment, the Company shall be obligated to use diligent efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09.

(c)          Notwithstanding any other provision of this Agreement and subject to the payment of liquidated damages pursuant to Section 2(d), if the Commission or any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced as follows:

i.	First, the Company shall reduce or eliminate any securities to be included by any Person other than a Holder;

ii.	Second, the Company shall reduce Registrable Securities represented by Dividend Shares (applied, in the case that some Dividend Shares may be registered, to the Holders on a pro rata basis based on the total number of Dividend Shares held by such Holders);

iii.	Third, the Company shall reduce Registrable Securities represented by Preemptive Shares (applied, in the case that some Preemptive Shares may be registered, to the Holders on a pro rata basis based on the total number of Preemptive Shares held by such Holders); and

iv.	Fourth, the Company shall reduce Registrable Securities represented by Conversion Shares (applied, in the case that some Conversion Shares may be registered, to the Holders on a pro rata basis based on the total number of Conversion Shares held by such Holders).

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In the event of a cutback hereunder, the Company shall give the Holder at least five (5) Trading Days prior written notice along with the calculations as to such Holder’s allotment. In the event the Company amends the Initial Registration Statement in accordance with the foregoing, the Company will use its best efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended.

(d)          If: (i) the Initial Registration Statement is not filed on or prior to its Filing Date (if the Company files a Registration Statement without affording the Holders the opportunity to review and comment on the same as required by Section 3(a) herein, the Company shall be deemed to have not satisfied this clause (i)), or (ii) the Company fails to file with the Commission a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated by the Commission pursuant to the Securities Act, within five (5) Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review, or (iii) prior to the effective date of a Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within twenty (20) Business Days after the receipt of comments by or notice from the Commission that such amendment is required in order for such Registration Statement to be declared effective, or (iv) a Registration Statement registering for resale all of the Registrable Securities is not declared effective by the Commission by the Effectiveness Date of the Initial Registration Statement, or (v) after the effective date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, for more than fifteen (15) calendar days or more than an aggregate of thirty (30) calendar days (which need not be consecutive calendar days) during any 12-month period (any such failure or breach being referred to as an “Event”, and for purposes of clauses (i) and (iv), the date on which such Event occurs, and for purpose of clause (ii) the date on which such five (5) Trading Day period is exceeded, and for purpose of clause (iii) the date which such twenty (20) day period is exceeded, and for purpose of clause (v) the date on which such fifteen (15) or thirty (30) calendar day period, as applicable, is exceeded being referred to as “Event Date”), then, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to one-half percent (0.5%) of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for the Registrable Securities held by Holder on each such Event Date. The maximum aggregate liquidated damages payable to a Holder pursuant to this Section 2(d) shall be 10% of the aggregate Subscription Amount paid by such Holder pursuant to the Purchase Agreement. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 16% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event.

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(e)          If Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission.

(f)           If, at any time during the Effectiveness Period, there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans, then the Company shall deliver to each Holder a written notice of such determination and, if within fifteen days after the date of the delivery of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered, subject to the provisions set forth below in this Section 3(f), provided however, that notwithstanding any other provisions of this Section 2(g), if the Commission or any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on such Registration Statement (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater portion of the Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced according to the cut-back provisions provided for in Section 2(c). The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3(f) before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. If any applicable registration statement under this Section 3(f) involves an underwritten offering of the Company’s equity securities, the Company shall not be required to include any of the Registrable Securities of a Holder in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Company will promptly so advise each Holder of Registrable Securities that has requested registration, and will include in such registration: first, Company securities which the Company desires to include in such registration; and second, Registrable Securities requested to be included therein, allocated pro rata among the holders of Registrable Securities based on the number of Registrable Securities with respect to which each such holder has requested registration (provided, that in no event shall the Registrable Securities included in such offering be less than 30% of the Registrable Securities requested to be included in such offering by the Holders thereof); and third, other securities requested to be included in such registrations, allocated pro rata among the holders thereof based on the number of such other securities with respect to which such holder has requested registration; in each case until the aggregate number of securities included in such registration is equal to the number thereof that, in the opinion of such managing underwriter, can be sold without adversely affecting the marketability thereof.

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3.           Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:

(a)          Not less than five (5) Trading Days prior to the filing of each Registration Statement and not less than one (1) Trading Day prior to the filing of any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to each Holder copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, and (ii) cause its officers and directors, counsel and independent registered public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Holder, to conduct a reasonable investigation within the meaning of the Securities Act. Notwithstanding the above, the Company shall not be obligated to provide the Holders advance copies of any universal shelf registration statement registering securities in addition to those required hereunder, or any Prospectus prepared thereto. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith, provided that, the Company is notified of such objection in writing no later than five (5) Trading Days after the Holders have been so furnished copies of a Registration Statement or one (1) Trading Day after the Holders have been so furnished copies of any related Prospectus or amendments or supplements thereto. Each Holder agrees to furnish to the Company a completed questionnaire in the form attached to this Agreement as Annex A (a “Selling Stockholder Questionnaire”) on a date that is not less than two (2) Trading Days prior to the Filing Date or by the end of the fourth (4th) Trading Day following the date on which such Holder receives draft materials in accordance with this Section.

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(b)          (i) Prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities, (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424, (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to a Registration Statement or any amendment thereto and provide as promptly as reasonably possible to the Holders true and complete copies of all correspondence from and to the Commission relating to a Registration Statement (provided that, the Company shall excise any information contained therein which would constitute material non-public information regarding the Company or any of its Subsidiaries), and (iv) comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(c)          If during the Effectiveness Period, the number of Registrable Securities at any time exceeds 100% of the number of shares of Common Stock then registered in a Registration Statement (other than for limitations set forth in Section 2(c)), then the Company shall file as soon as reasonably practicable, but in any case prior to the applicable Filing Date, an additional Registration Statement covering the resale by the Holders of not less than the number of such Registrable Securities.

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(d)          Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than one (1) Trading Day prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed, (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement, and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose, (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus, provided, however, in no event shall any such notice contain any information which would constitute material, non-public information regarding the Company or any of its Subsidiaries.

(e)          Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(f)           Furnish to each Holder, without charge, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission; provided, that any such item which is available on the EDGAR system (or successor thereto) need not be furnished in physical form.

(g)          Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(d).

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(h)          The Company shall cooperate with any broker-dealer through which a Holder proposes to resell its Registrable Securities in effecting a filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 5110, as requested by any such Holder and the Company or any such broker-dealer shall pay the filing fee required by such filing within two (2) Business Days of request therefor.

(i)           Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the Registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that, the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(j)           If requested by a Holder, cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request.

(k)          Upon the occurrence of any event contemplated by Section 3(d), as promptly as reasonably possible under the circumstances taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (iii) through (vi) of Section 3(d) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 3(k) to suspend the availability of a Registration Statement and Prospectus, subject to the payment of partial liquidated damages otherwise required pursuant to Section 2(d), for a period not to exceed 60 calendar days (which need not be consecutive days) in any 12-month period.

(l)           Comply with all applicable rules and regulations of the Commission.

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(m)         From and after the date the Company becomes eligible to use Form S-3, the Company shall use its best efforts to maintain eligibility for use of Form S-3 (or any successor form thereto) for the registration of the resale of Registrable Securities.

(n)          The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and, if required by the Commission, the natural persons thereof that have voting and dispositive control over the shares. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Holder fails to furnish such information within three Trading Days of the Company’s request, any liquidated damages that are accruing at such time as to such Holder only shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended as to such Holder only, until such information is delivered to the Company.

4.           Additional Obligations Regarding Registrations.

(a)          Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to a Registration Statement.

(b)          By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(d)(iii) through (vi), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company agrees and acknowledges that any periods during which the Holder is required to discontinue the disposition of the Registrable Securities hereunder shall be subject to the provisions of Section 2(d).

(c)          Neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company other than the Registrable Securities in any Registration Statements.

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5.           Registration Expenses. All fees and expenses incident to the performance of or compliance with, this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel and independent registered public accountants) (A) with respect to filings made with the Commission, (B) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, (C) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities) and (D) if not previously paid by the Company in connection with an Issuer Filing, with respect to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities with FINRA pursuant to FINRA Rule 5110, so long as the broker is receiving no more than a customary brokerage commission in connection with such sale, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions of any Holder or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Holders.

6.           Indemnification.

(a)          Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, members, partners, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, stockholders, partners, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), the use by such Holder of an outdated, defective or otherwise unavailable Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated, defective or otherwise unavailable for use by such Holder and prior to the receipt by such Holder of the Advice contemplated in Section 7(d), but only if and to the extent that following the receipt of the Advice the misstatement or omission giving rise to such Loss would have been corrected. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified person and shall survive the transfer of any Registrable Securities by any of the Holders in accordance with Section 7(h).

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(b)          Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (x) such Holder’s failure to comply with any applicable prospectus delivery requirements of the Securities Act through no fault of the Company or (y) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company expressly for inclusion in such Registration Statement or such Prospectus or (ii) to the extent, but only to the extent, that such information relates to such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or in any amendment or supplement thereto or (iii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), to the extent, but only to the extent, related to the use by such Holder of an outdated, defective or otherwise unavailable Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated, defective or otherwise unavailable for use by such Holder and prior to the receipt by such Holder of the Advice contemplated in Section 7(d), but only if and to the extent that following the receipt of the Advice the misstatement or omission giving rise to such Loss would have been corrected. In no event shall the liability of any selling Holder under this Section 6(b) be greater in amount than the dollar amount of the net proceeds actually received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

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(c)          Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that, the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses, (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party; provided, that, the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) not to be entitled to indemnification hereunder.

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(d)          Contribution. If the indemnification under Section 6(a) or 6(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6(d), no Holder shall be required to contribute pursuant to this Section 6(d), in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

7.           Confidentiality; Disclosures.

(a)           Confidential Information. The disclosure and exchange of Confidential Information (as defined in the CNDA) between the Company and Purchaser (including any Purchaser board observer) shall be governed solely by the terms of the Corporate Non-Disclosure Agreement No. 11663, dated November 7, 2014, and Intel Capital Equity Corporate Non-Disclosure Agreement No. 70107714, dated December 23, 2014 (collectively, the “CNDA”) executed between the Company and Purchaser; provided, however, that the disclosure and exchange of confidential information between the Company and Purchaser that is specifically covered by another agreement (other than a Transaction Document) executed between the Company and Purchaser shall be governed by the terms of such other agreement. The Company agrees that no confidentiality obligation or restriction contained in any of the Transaction Documents (except for this Agreement) shall be binding upon Purchaser.

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(b)          Disclosure. The terms and conditions of the definitive agreements, including their existence, would be considered confidential information and would not be disclosed by the Company to any third party except in accordance with the provisions set forth in this Section 7(b). No announcement regarding the terms of the Transaction Documents or Purchaser in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public, other than in filings required by the Exchange Act may be made without the prior written consent of Purchaser. The Company and Purchaser have agreed, or will agree prior to the Closing, upon the form of a press release to be issued by the Company following the Closing. Notwithstanding the foregoing, (a) the Company or Purchaser may disclose any of the terms of the Transaction Documents to its current or bona fide prospective investors, employees, investment bankers, lenders, accountants and attorneys, in each case only where such persons or entities are subject to appropriate nondisclosure obligations; (b) Purchaser may disclose its investment in the Company and the terms of the investment to third parties or to the public at its sole discretion, and, if it does so, the Company would have the right to disclose to third parties any information disclosed in a press release or other public announcement by Purchaser; and (c) the Company may disclose, if required by applicable law, rules or regulations, in its Exchange Act filings that Purchaser is an investor in the Company, provided that the final form of the disclosure is approved in advance in writing by Purchaser. To the extent required by the rules and regulations of the SEC, upon the advice of counsel, the Company may file the definitive agreements as exhibits to its Exchange Act reports; provided, however, that the Company agrees to seek confidential treatment of any portions of those documents as reasonably requested by Purchaser, and provided further, that the Company provide Purchaser with drafts of confidential treatment requests and redacted copies of the agreements at least three (3) business days prior to the filing thereof. In the event that the Company is requested or becomes legally compelled (including, without limitation, pursuant to securities laws and regulations other than as set forth above) to disclose the existence or the terms of the Transaction Documents in contravention of the provisions of this Section 7, the Company shall provide Purchaser with prompt written notice of that fact so that the appropriate party may seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Company shall furnish only that portion of the information which is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information to the extent reasonably requested by Purchaser.

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8.           Board Matters.

(a)          Composition of Board. At the Closing, the board of directors of the Company (the “Board”) will consist of seven (7) members, including the two (2) individuals nominated and elected by Purchaser as the holder of a majority of the Series A Preferred Stock (the “Series A Directors”), unless such individuals have not yet been nominated by the Purchaser prior to the Closing, in which case there shall be two vacancies at the time of the Closing and the Series A Directors shall take their seats upon the nomination and election by Purchaser, and the Company shall take all necessary actions to cause such individuals to be appointed to the Board. Each Series A Director will be appropriately qualified to serve as a director of the Company, as reasonably determined by Purchaser. At least one of the Series A Directors shall qualify as an “independent director” as that term is used in the listing rules or requirements applicable to the Company or, if no such rules or requirements are applicable, then the Nasdaq listing rules and requirements. Subject to the foregoing provisions of this Section 8(a), for so long as the holders of Series A Preferred Stock have the right as a separate class pursuant to the Certificate of Designation to nominate and elect one or more directors to the Board, the Company shall take all necessary actions and any and all times to cause such individuals so nominated and elected as Series A Directors to be appointed to the Board.

(b)          Board Observer. The Company will permit a representative of Purchaser (the “Observer”), in addition to the Series A Directors, to attend all meetings of the Board, including executive sessions thereof, of the Board and all committees thereof (whether in person, telephonic or other) in a non-voting, observer capacity and shall provide to Purchaser, concurrently with the members of the Board, and in the same manner, notice of such meeting and a copy of all materials provided to such members. A majority of the Board may request that the Observer recuse himself or herself from portions of meetings of the Board or omit to provide the Observer with certain information if such members of the Board believe in good faith, based on the advice of Company counsel, that such recusal or omission is necessary in order to (a) preserve the Company’s attorney-client privilege, (b) fulfill the Company’s obligations with respect to confidential or proprietary information of third parties, provided, however, that the Observer shall not be so excluded unless all other persons whose receipt of such materials or presence at a meeting would result in a violation of such third party confidentiality obligations are also excluded, or (c) avoid a conflict of interest in the event that the Board intends to discuss or vote upon or distribute any materials with respect to a matter in which Purchaser has a material business or financial interest (other than by reason of its interest as a stockholder) that would pose a conflict of interest for Purchaser as determined in good faith by the Board based upon the advice of the Company’s legal counsel.

(c)          Director Compensation; Meeting Expenses. The Company will compensate each Series A Director in the same manner and to the same extent as it compensates its other non-employee directors. If a Series A Director is an employee of Purchaser or any of its Affiliates, the Company will pay the applicable compensation behalf of such Series A Director to Purchaser. The Company shall reimburse the reasonable out-of-pocket expenses of the Observer and the Series A Directors incurred in connection with attending all meetings of the Board and committees thereof.

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(d)          D&O Insurance; Indemnification. The Company will maintain directors and officers liability insurance with a carrier and in an amount customary for the Company’s industry and size of business, as determined by the Board, and will enter into a customary indemnification agreement in a form reasonably acceptable to Purchaser with the Series A Directors. The Company agrees, and its indemnification agreements shall provide, that its indemnification obligations to the Series A Directors are primary, and indemnification, if any, provided to the Series A Directors by Purchaser shall be secondary. Prior to any merger, consolidation, change of control or other similar transaction in which the Company is not the surviving entity, or the sale or transfer by the Company of all or substantially all of its assets, the Company will require that any successor (whether by merger, operation of law or otherwise) to the Company assume the Company’s obligations under this Section 8(d) for a period of at least six years.

9.           Disclaimer of Corporate Opportunities. The Company acknowledges that Purchaser may have, from time to time, information that may be of interest to the Company (“Information”) including, by way of example only, (a) Purchaser’s technologies, plans and services, (b) current and future investments and acquisitions Purchaser has made, may make, may consider or may become aware of with respect to other companies and other technologies, products and services, including, without limitation, technologies, products and services that may be competitive with the Company’s, and (c) developments with respect to the technologies, products and services, and plans and strategies relating thereto, of other companies, including, without limitation, companies that may be competitive with the Company. The Company, as a material part of the consideration for this Agreement, hereby (a) agrees that Purchaser, the Observer and the non-independent Series A Director shall have no duty to disclose any Information to the Company or permit the Company to participate in any projects or investments based on any Information, or to otherwise take advantage of any opportunity that may be of interest to the Company if it were aware of such Information, (b) waives, to the fullest extent permitted by law, any claim based on the corporate opportunity doctrine or otherwise that could limit Purchaser’s ability to pursue opportunities based on such Information or that would require Purchaser, the Observer or the non-independent Series A Director to disclose any such Information to the Company or offer any opportunity relating thereto to the Company, and (c) renounces, to the fullest extent permitted by law, any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any such opportunities.

10.         Public Filings. The Company shall deliver to an individual designated by Purchaser (a) copies of the Company's 10-K's, 10-Q's, 8-K's and Annual Reports to Shareholders promptly after such documents are filed with the Securities and Exchange Commission, (b) thirty days prior to the end of each fiscal year, a copy of the Company’s strategic plan and operating budget (with variance analysis) forecasting the Company’s revenues, expenses, and cash position on a month-to-month basis for the upcoming fiscal year and (c) copies of the Company’s monthly financial statements promptly after they are available.

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11.         Significant Transactions. The Company shall notify Purchaser promptly, and in any event within 24 hours, of (i) the receipt of any third party proposal to acquire more than 10% of the voting stock of the Company and (ii) any decision by the Board to commence a process intended to lead to a proposal by a third party with respect to the acquisition of more than 10% of the voting stock of the Company (a “Significant Transaction Process”). Upon notification by the Company to the Purchaser of the commencement of any Significant Transaction Process, the Company shall be obligated to permit Purchaser to participate in such process as a potential investor or acquirer of the Company, if Purchaser so elects, on the same terms and conditions as any third party participant. The Company shall not enter into any agreement with any third party that would restrict the Company’s ability to comply with any of the provisions of this Section 11, and represents that it is not a party to any such agreement.

12.         Business Combination Statutes. Prior to the Closing, the Company and the Board have taken such actions as are necessary to exempt Purchaser and any of its Affiliates from the provisions of Section 203 of the Delaware General Corporation Law or otherwise render inapplicable any other interested shareholder, business combination or control share acquisition or any other similar statute or provision in the Certificate of Incorporation or Bylaws, and following the Closing, the Company and the Board shall continue to take any actions that are necessary to ensure that Purchaser and its Affiliates remain exempt, and refrain from taking any such actions that may have the opposite impact.

13.         Miscellaneous.

(a)          Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. Each of the Company and each Holder agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

(b)          Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of a majority of the then outstanding Registrable Securities (for purposes of clarification, this includes any Registrable Securities issuable upon exercise or conversion of any Security). If a Registration Statement does not register all of the Registrable Securities pursuant to a waiver or amendment done in compliance with the previous sentence, then the number of Registrable Securities to be registered for each Holder shall be reduced pro rata among all Holders and each Holder shall have the right to designate which of its Registrable Securities shall be omitted from such Registration Statement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder or some Holders and that does not directly or indirectly affect the rights of other Holders may be given only by such Holder or Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the first sentence of this Section 13(b). No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

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(c)          Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

(d)          Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of all of the Holders of the then outstanding Registrable Securities. The Purchaser may assign this Agreement and its rights and obligations hereunder to an Affiliate. Each Holder may assign its respective rights and obligations under Sections 2 through 6 of this Agreement in the manner and to the Persons as permitted under Section 5.6 of the Purchase Agreement.

(e)          No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as set forth on Schedule 13(e), neither the Company nor any of its Subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full.

(f)           Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(g)          Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

(h)          Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

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(i)           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(j)           Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(k)          Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement or any other matters, and the Company acknowledges that the Holders are not acting in concert or as a group, and the Company shall not asset any such claim, with respect to such obligations or transactions. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. The use of a single agreement with respect to the obligations of the Company contained was solely in the control of the Company, not the action or decision of any Holder, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Holder. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Holder, solely, and not between the Company and the Holders collectively and not between and among Holders.

********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company and the Purchaser have executed this Series A Preferred Stock Investor’s Rights Agreement as of the date first written above.

VUZIX CORPORATION, a Delaware corporation

By:
Name:
Title:

INTEL CORPORATION, a Delaware corporation

By:
Name:
Title:

[SIGNATURE PAGE TO VUZIX CORPORATION SERIES A PREFERRED STOCK INVESTOR’S RIGHTS AGREEMENT]

Exhibit 10.3

WAIVER AND CONSENT

This Waiver and Consent (“Consent”) is made and entered into as of December ___, 2014, by and among Vuzix Corporation, a Delaware corporation (the “Company”), and the parties identified on the signature page hereto (each a “Purchaser” and collectively, “Purchasers”). Capitalized terms used but not defined herein will have the meanings assigned to them in the Securities Purchase Agreements (as defined below).

WHEREAS, the Company and Purchasers identified on Exhibit A entered into Securities Purchase Agreements (“Securities Purchase Agreements”) and other related Transaction Documents (“Transaction Documents”) dated as of June 3, 2014; and

WHEREAS, the Company issued to Purchasers Convertible Notes (the “Notes”) pursuant to the terms of the Securities Purchase Agreements; and

WHEREAS, the Company intends to enter into a financing transaction which (i) is with a strategic investor that will generate gross proceeds of at least Ten Million Dollars ($10,000,000), (ii) is in consideration for securities of the Company which are sold at a minimum effective price of Five Dollars ($5.00) per share of Common Stock, (iii) by its terms would not otherwise trigger the anti-dilution rights of the Purchasers under Section 5(b) of the Note, and (iv) will not include any price protection anti-dilution rights provisions (other than rights of participation, “make-whole” options exercisable by the investor for cash (which may, in certain instances, be at a per share price of less than $5.00) or upon violation this Consent) (the “Proposed Offering”); and

WHEREAS, in connection with the Proposed Offering, Purchasers would be entitled to certain rights of participation and anti-dilution protections in connection with the Transaction Documents; and

WHEREAS, in connection with the Proposed Offering, the Company and Purchasers agree to the following waivers and consents.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Company and Purchasers hereby agree as follows:

1.              Provided the Proposed Offering closes on or before February 27, 2015, Purchasers permanently and irrevocably: (i) waive the anti-dilution protections and other rights set forth in Section 5(b) of the Notes, (ii) waive any restrictions contained in Section 4.13 of the Securities Purchase Agreement and consent to the consummation of the Proposed Offering, (iii) waive all rights to participate in the Proposed Offering as such rights are set forth in Section 4.18 of the Securities Purchase Agreement and (iv) agrees that all future rights of participation set forth in Section 4.18 of the Securities Purchase Agreement shall be expressly subject to any rights of participation granted to the investor in the Proposed Offering.

2.              The waivers and consents set forth in this Consent will be effective only if holders of not less than 85% of the outstanding principal amounts of Notes as of December 31, 2014 execute and deliver this Consent to the Company (which, for the avoidance of doubt, shall satisfy the requirement by the Company to receive the consent of a Majority in Interest (as defined in the Securities Purchase Agreement) for the waiver of any provision under the Transaction Documents as set forth in Section 5.5 of the Securities Purchase Agreement); and holders of not less than 70% of the Company’s outstanding common stock purchase warrants described on Exhibit B hereto execute and deliver to the Company on or before January 2, 2015, the form of Warrant Waiver annexed hereto as Exhibit C.

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3.              The undersigned represents to the Company that it is the holder of the Note in the amounts set forth on Exhibit A hereto, has not transferred or assigned any rights under the Note to any third party and has the authority to enter into and deliver this Consent. The undersigned further represents to the Company that it will not transfer or assign the Note or any rights thereunder to a third party unless such third party agrees to execute a waiver and consent agreeing to the terms set forth herein.

4.              This Consent may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. This Consent may be signed and delivered by facsimile or electronically and such facsimile or electronically signed and delivered Consent shall be enforceable.

5.              This Consent will be subject to amendment and/or waiver as described in the Transaction documents.

6.              The invalidity or unenforceability of any provision hereof will in no way affect the validity or enforceability of any other provision.

7.              This Consent shall be included in the definition of Transaction Documents.

8.              All notices, demands, requests, consents, approvals, and other communications required or permitted in connection with this Consent shall be made and given in the same manner set forth in Section 5.4 of the Securities Purchase Agreement.

9.              This Consent shall be governed by, interpreted and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws and as further described in Section 5.9 of the Securities Purchase Agreement.

10.            The parties acknowledge that this Consent is also being entered into for the benefit of the investor to the Proposed Offering who is hereby made a third party beneficiary of this Consent with rights of enforcement. Until the sooner of the abandonment of the Proposed Offering or February 27, 2015, this Consent may not be amended without the consent of such investor.

11.            Except as expressly set forth herein, this Consent shall not be deemed to be a waiver, amendment or modification of any provisions of the Transaction Documents or of any right, power or remedy of Purchaser, or constitute a waiver of any provision of the Transaction Documents (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith and any other agreement to which Purchaser may be a party, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. Except as set forth herein, Purchaser reserves all rights, remedies, powers, or privileges available under the Transaction Documents and any other agreement to which Purchaser may be a party, at law or otherwise. This Consent shall not constitute a novation or satisfaction and accord of the Transaction Documents or any other document, instrument and/or agreement executed or delivered in connection therewith and any other agreement to which Purchaser may be a party.

12.            The Company and the Purchaser acknowledge that certain information provided to the Purchaser in connection with obtaining this Consent may constitute material, non-public information related to the Company (the “Proposed Offering MNPI”). The Company agrees that it shall, on or before January 16, 2015, file a Current Report on Form 8-K with the Securities and Exchange Commission disclosing such Proposed Offering MNPI.

(Signatures to follow)

2

IN WITNESS WHEREOF, the Company and the undersigned Purchasers have caused this Waiver to be executed as of the date first written above.

VUZIX CORPORATION
the “Company”

By:

“PURCHASER”

Name of Purchaser: ____________________________________________________________________

Signature of Authorized Signatory of Purchaser: _____________________________________________

Name of Authorized Signatory: ___________________________________________________________

Title of Authorized Signatory: ____________________________________________________________

3

Exhibit 10.4

WAIVER AND CONSENT

This Waiver and Consent (“Consent”) is made and entered into as of December ___, 2014, by and among Vuzix Corporation, a Delaware corporation (the “Company”), and the party identified on the signature page hereto (the “Purchaser”). Capitalized terms used but not defined herein will have the meanings assigned to them in the Warrant (as defined below).

WHEREAS, the Company consummated a public offering (the “Public Offering”) of its securities on July 30, 2013 pursuant to which the Company sold shares of its Common Stock and Warrants to purchase shares of Common Stock (the “Warrants”) to Aegis Capital Corp., as underwriter, (“Underwriter”); and

WHEREAS, in connection with the Public Offering, certain holders of the Company’s outstanding debt (the “Company Debt”) agreed to convert such Company Debt into securities of the Company (the “Debt Conversion”) with the same terms as the securities issued by the Company in the Public Offering and, as a result, such holders of the Company Debt, upon such Debt Conversion, received shares of Common Stock and Warrants; and

WHEREAS, as a result of either the distribution of securities by the Underwriter or the Debt Conversion, the undersigned Purchaser is the beneficial holder of a Warrant; and

WHEREAS, the Company intends to enter into a financing transaction which (i) is with a strategic investor that will generate gross proceeds of at least Ten Million Dollars ($10,000,000), (ii) is in consideration for securities of the Company which are sold at a minimum effective price of Five Dollars ($5.00) per share of Common Stock, (iii) by its terms would not otherwise trigger the anti-dilution rights of the Purchaser under Section 2(b) of the Warrant, and (iv) will not include any price protection anti-dilution rights provisions (other than rights of participation, “make-whole” options exercisable by the investor for cash (which may, in certain instances, be at a per share price of less than $5.00) or upon violation of this Consent) (the “Proposed Offering”); and

WHEREAS, the Purchaser is entitled to certain anti-dilution protections under the terms of the Warrant; and

WHEREAS, in connection with the Proposed Offering, the Company and Purchaser agree to the following waivers and consents.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Company and Purchaser hereby agree as follows:

1.             Provided the Proposed Offering closes on or before February 27, 2015, Purchaser permanently and irrevocably waives the anti-dilution protections and other rights set forth in Section 2(b) of the Warrant.

2.             The waivers and consents set forth in this Consent will be effective only if (i) holders of not less than 70% of the outstanding Warrants issued in the Public Offering and in connection with the Debt Conversion, in the aggregate, execute and deliver this Consent to the Company and (ii) holders of 85% of the outstanding principal amounts of notes as of December 31, 2014, which such notes were originally issued on June 3, 2014, execute and deliver the form of Note Waiver annexed hereto as Exhibit A to the Company; on or before January 2, 2015.

1

3.             The undersigned represents to the Company that it is the holder of the Warrant issued in the Public Offering or the Debt Conversion, as the case may be, has not transferred or assigned any rights under the Warrant to any third party and has the authority to enter into and deliver this Consent. The undersigned further represents to the Company that it will not transfer or assign the Warrant or any rights thereunder to a third party unless such third party agrees to execute a waiver and consent agreeing to the terms set forth herein.

4.             This Consent may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. This Consent may be signed and delivered by facsimile or electronically and such facsimile or electronically signed and delivered Consent shall be enforceable.

5.             This Consent will be subject to amendment and/or waiver as described in the Warrant.

6.             The invalidity or unenforceability of any provision hereof will in no way affect the validity or enforceability of any other provision.

7.             All notices, demands, requests, consents, approvals, and other communications required or permitted in connection with this Consent shall be made and given in the same manner set forth in the Warrant.

8.             This Consent shall be governed by, interpreted and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws and as further described in Section 11 of the Warrant.

9.             The parties acknowledge that this Consent is also being entered into for the benefit of the investor to the Proposed Offering who is hereby made a third party beneficiary of this Consent with rights of enforcement. Until the sooner of the abandonment of the Proposed Offering or February 27, 2015, this Consent may not be amended without the consent of such investor.

10.           Except as expressly set forth herein, this Consent shall not be deemed to be a waiver, amendment or modification of any provisions of the Warrant or of any right, power or remedy of the Purchaser, or constitute a waiver of any provision of the Warrant (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith and any other agreement to which the Purchaser may be a party, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. Except as set forth herein, the Purchaser reserves all rights, remedies, powers, or privileges available under the Warrant and any other agreement to which the Purchaser may be a party, at law or otherwise. This Consent shall not constitute a novation or satisfaction and accord of the Warrant or any other document, instrument and/or agreement executed or delivered in connection therewith and any other agreement to which the Purchaser may be a party.

11.          The Company and the Purchaser acknowledge that certain information provided to the Purchaser in connection with obtaining this Consent may constitute material, non-public information related to the Company (the “Proposed Offering MNPI”). The Company agrees that it shall, on or before January 16, 2015, file a Current Report on Form 8-K with the Securities and Exchange Commission disclosing such Proposed Offering MNPI

(Signatures to follow)

2

IN WITNESS WHEREOF, the Company and the undersigned Purchaser have caused this Waiver to be executed as of the date first written above.

VUZIX CORPORATION
the “Company”

By:

“PURCHASER”

Name of Purchaser: ____________________________________________________________________

Signature of Authorized Signatory of Purchaser: _____________________________________________

Name of Authorized Signatory: ___________________________________________________________

Title of Authorized Signatory: ____________________________________________________________

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Exhibit 99.1

Press Release

Vuzix Corporation Receives $24.8 Million Investment

From Intel Corporation

ROCHESTER, NY, January 2, 2015 — Vuzix® Corporation (OTCQB: VUZI) (“Vuzix” or, the “Company”), a leading supplier of video eyewear and smart glasses products in the consumer, commercial and entertainment markets, announced that Intel Corporation has made a $24.8 million investment into the Company. Vuzix’ wearable display technology is focused on next generation optics and displays that have the potential to fit in fashion-based wearable glasses. Intel’s investment will be used for general working capital to accelerate the introduction of Vuzix next generation fashion-based wearable display products into the consumer market.

Intel purchased 49,626 of Vuzix’ Series A Preferred Stock, which are convertible into 4,962,600 shares of Vuzix’ common stock at an initial conversion price of $5.00 per share, subject to adjustment in the event of stock splits, dividends or other combinations. The shares issuable upon conversion of the Series A Preferred Stock represent approximately 30 percent of Vuzix total outstanding stock, assuming full conversion of the Series A Preferred Stock. As holders of Series A Preferred Stock, Intel has the right to vote with the holders of Common Stock on an as-converted basis, and has the right to appoint two members to Vuzix’ Board of Directors, in addition to the Company’s current five members.

In connection with the sale of its Series A Preferred Stock, holders of all of the convertible notes issued by Vuzix in June 2014 and holders of approximately 86% of the warrants issued in connection with Vuzix’ July 2013 public offering and simultaneous debt conversion, agreed to irrevocably waive their rights to anti dilution protection under their respective instruments, thereby eliminating approximately $10 million of derivative liability from Vuzix’ balance sheet.

The foregoing description of Intel’s investment is qualified in its entirety by reference to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 2, 2015 and the agreements attached as exhibits thereto.

About Vuzix Corporation

Vuzix is a leading supplier of Video Eyewear and Smart Glasses products in the consumer, commercial and entertainment markets.

The Company's products include personal display and wearable computing devices that offer users a portable high quality viewing experience, provide solutions for mobility, wearable displays and virtual and augmented reality. Vuzix holds 39 patents and 10 additional patents pending and numerous IP licenses in the Video Eyewear field. The Company has won Consumer Electronics Show (or CES) awards for innovation for the years 2005 to 2014 and several wireless technology innovation awards, among others. Founded in 1997, Vuzix is a public company (VUZI.QB) with offices in Rochester, NY, Oxford, UK and Tokyo, Japan.

Forward-Looking Statements Disclaimer

Certain statements contained in this news release are "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. Forward-looking statements contained in this release relate to potential impact of investments, Smart Glasses, waveguide development and new products utilizing Vuzix technology, future business, and the value of the IP portfolio, among other things, and the Company's leadership in the Video Eyewear and AR display industry. They are generally identified by words such as "believes," "may," "expects," "anticipates," "should" and similar expressions. Readers should not place undue reliance on such forward-looking statements, which are based upon the Company's beliefs and assumptions as of the date of this release. The Company's actual results could differ materially due to risk factors and other items described in more detail in the "Risk Factors" section of the Company's Annual Reports and MD&A filed with the United States Securities and Exchange Commission and applicable Canadian securities regulators (copies of which may be obtained at www.sec.gov and www.sedar.com, respectively). Subsequent events and developments may cause these forward-looking statements to change. The Company specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law.

For further investor information contact:

Investor Relations Contact:

Andrew Haag

Managing Partner

IRTH Communications

vuzi@irthcommunications.com

Tel: (877) 368-3566

Vuzix Corporation
2166 Brighton Henrietta Townline Road
Rochester, NY 14623 USA
Investor Information – Grant Russell
IR@Vuzix.com
Tel: (585) 359-7562
www.vuzix.com